                                                Filed Pursuant to Rule 424(b)(5)
                                                              File No. 333-71362


Prospectus Supplement to Prospectus dated March 11, 2002

---------------------------------------

IKON Receivables Funding, LLC                            $634,800,000
Issuer                                         Lease-Backed Notes, Series 2002-1
IOS Capital, LLC
Originator and Servicer

---------------------------------------

--------------------------------------------------------------------------------
IOSCapital

An IKON Office Solutions Company

You should read the section entitled "Risk Factors" starting on page S-8 of this prospectus supplement and page 7 of the prospectus and consider these factors before making a decision to invest in the notes.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Offers of the notes will be made through the underwriters on a firm commitment basis.
--------------------------------------------------------------------------------

The issuer will issue the four classes of notes shown in the table below.

The notes -

     . Are backed by a pledge of assets of the issuer, primarily a pool of equipment leases or contracts and related assets;

     .  Receive distributions beginning on June 17, 2002; and

     .  Currently have no trading market.


Credit enhancement for the notes will consist of -

     . A reserve account that can be used to pay shortfalls in payments on the notes;

     . Overcollateralization resulting from the excess of the principal value of the initial leases over the aggregate initial principal amount of the notes;

     .  Certain renewal payments with respect to the leases; and

     . A financial guaranty insurance policy issued by Ambac Assurance Corporation unconditionally guaranteeing timely payment of interest and ultimate payment of principal, as described in this prospectus supplement.

                                      Ambac

=====================================================================================================================
                                                                                    Underwriting
                                                                  Initial Public    Discount and
                               Issuance Amount   Interest Rate    Offering Price    Commissions     Net Proceeds
---------------------------------------------------------------------------------------------------------------------
Class A-1 Notes ............    $171,000,000      2.044%             100.00000%         0.150%      $171,000,000.00
---------------------------------------------------------------------------------------------------------------------
Class A-2 Notes ............    $ 46,000,000       2.91%              99.99976%         0.180%      $ 45,999,889.60
----------------------------------------------------------------------------------------------------------------
Class A-3 Notes ............    $266,400,000       3.90%              99.98098%         0.245%      $266,349,330.72
---------------------------------------------------------------------------------------------------------------------
Class A-4 Notes ............    $151,400,000       4.68%              99.99351%         0.375%      $151,390,174.14
---------------------------------------------------------------------------------------------------------------------
Total ......................    $633,400,000                      $634,739,394.46   $1,559,730.00   $634,739,394.46
=====================================================================================================================

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC
                              Lehman Brothers
                                            Wachovia Securities

                           The date of this Prospectus
                           Supplement is May 21, 2002

          No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. If given or made, the information or representations must not be relied upon. We are stating this information as of the date of this prospectus supplement.


                                Table of Contents

                              Prospectus Supplement

                                                                            Page
                                                                            ----
Summary .................................................................    S-4
Risk Factors ............................................................    S-8
The Issuer ..............................................................    S-9
The Servicer and the Originator .........................................    S-9
The Insurer and the Policy ..............................................   S-11
The Asset Pool ..........................................................   S-14
Description of the Notes ................................................   S-22
Prepayment and Yield Considerations .....................................   S-31
The Trustee .............................................................   S-36
Material Federal Income Tax Consequences ................................   S-36
ERISA Considerations ....................................................   S-38
Use of Proceeds .........................................................   S-39
Ratings of the Notes ....................................................   S-39
Underwriting ............................................................   S-39
Experts .................................................................   S-40
Legal Matters ...........................................................   S-41

                                   Prospectus

                                                                            Page
                                                                            ----
Important Information about this Prospectus and the Accompanying
 Prospectus Supplement ..................................................      3
Prospectus Summary ......................................................      4
Risk Factors ............................................................      7
Where You Can Find More Information .....................................     11
The Issuer ..............................................................     12
The Asset Pools .........................................................     12
Management's Discussion and Analysis of Financial Condition .............     13
Directors and Executive Officers of the Manager of the Issuer ...........     13
The Leases ..............................................................     14
Pool Factors ............................................................     17
Use of Proceeds .........................................................     17
The Originator's Leasing Business .......................................     17
The Trustee .............................................................     20
Description of the Notes ................................................     21
Description of the Transaction Documents ................................     27
Legal Aspects of the Lease Receivables ..................................     32
Material Federal Income Tax Consequences ................................     35
Ratings .................................................................     39
ERISA Considerations ....................................................     39
Plan of Distribution ....................................................     39
Legal Opinions ..........................................................     40
Experts .................................................................     40
Index Of Terms ..........................................................     45

       Important Notice About the Information Presented in This Prospectus
                   Supplement and the Accompanying Prospectus


          We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

          This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

          If the prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

          The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the notes offered by this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit information contained in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of these materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                     Summary

..    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

..    This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

..    You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Defined Terms" beginning on page S-42 in this prospectus supplement and under the caption "Index of Terms" beginning on page 45 in the accompanying prospectus.

                               Lease-Backed Notes
                                 Series 2002-1

Issuer

IKON Receivables Funding, LLC is a Delaware limited liability company. The issuer's activities will be limited by the terms of its organizational documents and the transaction documents to acquiring, holding and managing lease receivables, issuing and making payments on asset backed notes and other activities related thereto.


Originator

IOS Capital, LLC, is a Delaware limited liability company formerly known as IOS Capital, Inc. IOS Capital is a wholly-owned subsidiary of IKON Office Solutions, Inc. The originator's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31208 and its telephone number is (478) 471-2300.


Seller

IKON Receivables-2, LLC, is a Delaware limited liability company. The seller's activities will be limited by the terms of its organizational documents and the transaction documents to acquiring, holding and selling lease receivables and the related equipment and other activities related thereto. The issuer will acquire lease receivables from the seller pursuant to the assignment and servicing agreement. The seller's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31208.


Servicer

IOS Capital, LLC will be the servicer of lease receivables under the assignment and servicing agreement. The servicer's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31208.


Trustee

BNY Midwest Trust Company, an Illinois state banking corporation. The trustee's offices are located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.


Insurer

Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.


The Asset Pool

The issuer will pledge property to secure payments on the notes. The pledged assets will include:

     . a pool of office equipment leases or contracts, including installment sale contracts, and related assets, including all renewal payments under such leases or contracts;

     . cash on deposit in the reserve account, the collection account and the renewal account; and

     . other assets as described in detail elsewhere in this prospectus supplement.


The Leases

..    On or prior to the issuance date, IOS Capital, LLC will contribute to IKON
Receivables-2, LLC, a pool of office equipment leases, including conditional sale and other contracts, and IKON Receivables-2, LLC will transfer them to the issuer. Payments on the notes will be made from payments on these leases.

..    The leases will relate to various items or types of office equipment.
Initially, a substantial portion relates to copiers.

..    The leases are triple-net leases, which means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment. The leases are noncancellable by the lessees. All payments under the leases are absolute, unconditional obligations of the lessees. The leases provide that the payments are not subject to set-off or reduction without the lessor's consent.

..    The aggregate principal value of the pool of leases at any time will be calculated by discounting their remaining payments (except for certain minor charges and delinquent payments) at a rate equal to 5.13%.

..    The issuer will pay amounts due on the notes from payments on the leases.
Noteholders should not rely on the sale of leased equipment for payments on the notes.


Issuance Date

On or about May 30, 2002.


Cut-Off Date

The opening of business on May 1, 2002.


Payment Date

The 15th day of each month if the 15th is a business day. If the 15th is not a business day, the payment date will be the following day that is a business day. The first payment date will be June 17, 2002.


Determination Date

Five business days before the payment date. The trustee will calculate the amounts to be paid on the notes on this date.


Due Period

Payments made on each payment date will relate to the collections received in respect of the prior calendar month.


Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.


Stated Maturity Dates

If the notes have not already been paid in full, the issuer will pay the outstanding principal amount of the notes in full on the payment dates in the following months:

Class A-1                  June 2003
Class A-2                  February 2005
Class A-3                  October 2006
Class A-4                  November 2009

Final payment on the notes will probably be earlier than the stated maturity dates listed above for the related class of notes.


Optional Redemption

..    The issuer may, on any payment date, redeem the notes when the total discounted lease balance is less than or equal to 10% of the total discounted lease balance of the leases as of the opening of business on May 1, 2002.


..    If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.


Denominations

..    The issuer will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000.

..    One note in each class may be issued in another denomination.


Payments on the Notes

Each month, the issuer will distribute the amounts received on the leases and any other amounts available for these purposes as follows:

..    Interest Distributions. On each payment date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

     . Principal Distributions. On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

     . Principal payments will be an amount usually based on the decrease in the principal value of the leases between determination dates. The issuer will pay principal in the following priority:

       . to the Class A-1 noteholders only, until the principal amount on the Class A-1 Notes has been reduced to zero, an amount equal to the decrease in the principal value of the leases;

       . when the Class A-1 Notes have been paid in full, to the Class A-2 noteholders only, until the principal amount on the Class A-2 Notes has been reduced to zero, an amount generally equal to approximately 89.36090% of the decrease in the principal value of the leases;

       . when the Class A-2 Notes have been paid in full, to the Class A-3 noteholders only, until the principal amount on the Class A-3 Notes has been reduced to zero, an amount generally equal to approximately 89.36090% of the decrease in the principal value of the leases; and

       . when the Class A-3 Notes have been paid in full, to the Class A-4 noteholders, until the principal amount on the Class A-4 Notes has been reduced to zero, an amount generally equal to approximately 89.36090% of the decrease in the principal value of the leases.

     This general description of distributions of principal on the notes is subject to targets and floors which may result in additional principal payments. We refer you to "Descriptions of the Notes--Distributions" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

     Credit Enhancement

     The credit enhancement available to you will consist of the following:

     .   Reserve Account. A reserve account will be established in the name of the trustee for the benefit of the noteholders. Funds in the reserve account will be used to pay shortfalls in amounts due to noteholders. The issuer will initially deposit 1% of the initial principal value of the leases into the reserve account.

     .   Overcollateralization. Additional credit enhancement is provided because the initial principal amount of the notes is less than the initial principal value of the leases in the asset pool.

     .   Renewals. The leases contain automatic renewal provisions which provide that upon expiration of the contractual lease, the lease will renew on a month-to-month or quarter-to-quarter basis until the lessee notifies the lessor of its intent to discontinue its use of the equipment and returns the equipment to the lessor. The renewal payments, if any, of each lease will serve as credit enhancement.

     .   Insurance Policy. The issuer will obtain a noncancellable insurance policy from Ambac Assurance Corporation with respect to the notes. This insurance policy will unconditionally and irrevocably guarantee payments to you of interest and principal, but subject to specific terms and conditions set forth under the heading "The Insurer and the Policy" in this prospectus supplement.

     We refer you to "The Insurer and the Policy" and "Description of the Notes--Principal Payments" and "--Reserve Account" in this prospectus supplement for more detail.

     Material Federal Income Tax Consequences

     For federal income tax purposes:

     .   Dewey Ballantine LLP, tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. By your acceptance of a note, you agree to treat the notes as indebtedness.

     .   Interest on the notes will be taxable as ordinary income when received by a holder using the cash method of accounting and when accrued by a holder using the accrual method of accounting.

     .   Dewey Ballantine LLP has prepared the discussion under "Material
     Federal Income Tax Consequences" in the prospectus and this prospectus supplement and is of the opinion that this discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under rule 2a-7 under the Investment Company Act of 1940, as amended.


ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in the prospectus and this prospectus supplement, pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts, may purchase notes. Investors should consult with their counsel regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Ratings

..   The issuer will not issue the notes unless they have been assigned the following ratings:




                        Initial Ratings
                       -----------------
                       Moody's      S&P
Class A-1               P-1         A-1+
Class A-2               Aaa         AAA
Class A-3               Aaa         AAA
Class A-4               Aaa         AAA

..    You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

                                  Risk Factors


In addition to the risk factors discussed in the prospectus, prospective investors should consider, among other things, the following additional factors in connection with the purchase of the notes:


Geographic Concentrations of        Adverse economic conditions or other factors
Leases May Adversely Affect the     affecting any state or region where a high
Leases and Payments on the Notes    concentration of lessees under the leases
                                    are located could adversely affect the
                                    performance of the leases. As of the opening of business on May 1, 2002, lessees with respect to approximately 13.07%, 7.68% and 6.06% of the leases (based on the statistical discounted present value of the leases) were located in California, Texas and Florida, respectively. No other state accounts for more than 5% of the leases.

                                    If adverse events or economic conditions were particularly severe in those geographic regions or in the event a lessee or group of lessees in those geographic regions experienced financial difficulties, the lessees may be unable to pay or may not make timely payments. If these events or conditions occur, you may experience delays in receiving payments on the notes and suffer loss of your investment. The issuer is unable to determine and has no basis to predict, for any state or region, whether any events like these have occurred or may occur, or to what extent any events like these may affect the leases or the repayment of amounts due under the notes.

Ratings of the Notes are Dependent  The ratings of the notes will depend
upon the Creditworthiness of the    primarily on the creditworthiness of the
Insurer                             insurer as the provider of the financial
                                    guarantee insurance policy relating to the notes. There is a risk that any reduction in any of the insurer's financial strength ratings would result in a reduction in the ratings of the notes.

Low Renewal Rates May Adversely     A portion of the credit enhancement
Affect the Amount of Credit         available will depend upon whether lessees
Enhancement                         renew their leases on either a month-to-
                                    month or quarter-to-quarter basis. Lessees will generally evidence their decision to renew their leases by retaining the leased equipment beyond the initial term of the lease. In the event that renewal rates are less than anticipated, the amount of such renewal payments may ultimately result in a lower amount of credit enhancement than is anticipated. The issuer cannot guarantee the amount of lessees that will renew their leases after the expiration of the initial term of each such lease.

Timing of Payments on the Leases    Distributions on the notes are paid on a
                                    monthly basis. Certain leases are paid on a quarterly basis which may affect the timing of the payment of principal on the notes.

                                   The Issuer


           The Issuer, IKON Receivables Funding, LLC, is a special purpose Delaware limited liability company all of the membership interests in which are held by the Seller, IKON Receivables-2 LLC, also a special purpose Delaware limited liability company. All of the membership interests in the Seller are, in turn, owned by the Originator and Servicer, IOS Capital, LLC.

           The Notes will be secured solely by the Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pool (and similar asset pools securing other series of notes) and the sole sources of funds available for payment of the Notes are the Asset Pool, including the Reserve Account and proceeds of the financial guaranty insurance policy described herein (the "Policy").

           Because the Issuer has no operating history and will not engage in any business other than activities incidental to the acquisition of the Asset Pool (and asset pools relating to other series of notes) and the issuance of the Notes (and other series of notes), no historical or pro forma financial statements or financial ratios with respect to the Issuer, other than the balance sheet of the Issuer at March 5, 2002 included in the accompanying Prospectus dated March 11, 2002, have been included herein or in the Prospectus.

           The Issuer will pledge its interest in the Asset Pool to BNY Midwest Trust Company, as Trustee for the benefit of the holders of the Notes and will issue the Notes pursuant to an indenture between the Issuer and the Trustee.


                         The Servicer and the Originator

           General. The Lease Receivables (as defined herein) will be acquired by the Seller from IOS Capital and by the Issuer from the Seller. IOS Capital, a Delaware limited liability company headquartered in Macon, Georgia, will serve as the Servicer of the Leases. IOS Capital is a wholly-owned subsidiary of IKON Office Solutions, Inc. ("IKON Office Solutions"). Additional information about IOS Capital is contained in the Prospectus. See "The Originator's Leasing Business" in the Prospectus.

           At March 31, 2002, on an unaudited basis, IOS Capital had approximately $3,267,637,000 in assets, approximately $2,835,994,000 in liabilities and approximately $431,643,000 in members' equity.

           Historical Delinquency and Loss Information. General delinquency information for leases in IOS Capital's servicing portfolio (including and excluding funded leases) not charged-off, and general charge-off information for leases in IOS Capital's servicing portfolio (including and excluding funded leases), are set forth in the tables below. Lease receivables in the Servicer's servicing portfolio are generally charged-off between 121 and 181 days past due depending upon credit quality and the reasons for delinquency in accordance with the IKON risk management policy. Any account more than 181 days past due requires IKON corporate authorization to waive charge-off. Any subsequent recoveries offset gross losses.

           As described under "The Originator's Leasing Business - Types of Leases" in the Prospectus, the lease portfolio of IOS Capital consists of direct financing leases and funded leases, although the Leases included in the Asset Pool consist solely of direct financing leases. Funded leases are contractual obligations between IKON Office Solutions and IKON Office Solutions' operational units which have been financed by IOS Capital. Direct financing leases are contractual obligations between IOS Capital and the customer and represent the majority of IOS Capital's lease portfolio. The tables below separately set forth historical delinquency and loss information for IOS Capital's lease portfolio including funded leases and excluding funded leases for the respective periods or dates indicated.

             Summary Historical Delinquency Data (Entire Portfolio)

                              IOS Capital Portfolio

                                                                             As at:
                  --------------------------------------------------------------------------------------
                         March 31,            March 31,          September 30,           September 30,
                           2002                 2001                  2001                   2000
                  --------------------  --------------------  --------------------  --------------------
                  ($ millions)    %*    ($ millions)    %*    ($ millions)    %*    ($ millions)  %*
Current             $2,765.3     92.4%   $2,600.6      89.8%  $ 2,679.6      89.9%  $ 2,446.5      87.1%
31-60 Days             144.6      4.8       173.8       6.0       174.9       5.9       213.4       7.6
61-90 Days              47.6      1.6        75.3       2.6        71.8       2.4        92.7       3.3
91-120 Days             21.0      0.7        28.9       1.0        32.8       1.1        33.7       1.2
Over 120 Days           15.8      0.5        17.4       0.6        20.5       0.7        21.9       0.8
                  ------------  ------  ------------  ------  ------------  ------  ------------  ------
Total               $2,994.3    100.0%   $2,896.0     100.0%  $ 2,979.6     100.0%  $ 2,808.2     100.0%

                  ----------------------------------------------------------------
                      September 30,        September 30,          September 30,
                         1999                 1998                   1997
                  --------------------  --------------------  --------------------
                  ($ millions)    %*    ($ millions)    %*    ($ millions)    %*
Current           $  2,397.6     89.6%  $  2,292.2     90.8%   $1,882.1      89.4%
31-60 Days             157.9      5.9        136.3      5.4       113.7       5.4
61-90 Days              74.9      2.8         63.1      2.5        65.3       3.1
91-120 Days             37.5      1.4         30.3      1.2        27.4       1.3
Over 120 Days            8.0      0.3          2.5      0.1        16.8       0.8
                  ------------  ------  ------------  ------  ------------  ------
Total             $  2,675.9    100.0%  $  2,524.4    100.0%   $2,105.3     100.0%

* Represents lease portfolio receivables as a percentage of the total portfolio balance.

                 Summary Historical Loss Data (Entire Portfolio)

                              IOS Capital Portfolio

                                   For the Six Months Ended:                        For the Fiscal Year Ended:
                                   ------------------------  -----------------------------------------------------------------------
                                    March 31,    March 31,   September 30,  September 30,  September 30, September 30, September 30,
                                      2002         2001          2001           2000           1999           1998          1997
                                   ----------   -----------  -------------  -------------  ------------- ------------- -------------
Average Portfolio Balance for the
 Period ($ millions)*              $ 2,994      $ 2,863      $   2,913      $   2,704      $  2,621      $   2,394        $  1,891
Gross Charge-offs** ($ millions)   $  76.9***   $  71.1***   $    69.4      $    72.5      $   79.2      $    98.8        $   51.6
Gross Charge-offs as a % of the
 Average Portfolio Balance for
 the Period**                          2.6%***      2.5%***        2.4%           2.7%          3.0%           4.1%            2.7%

 * Average Portfolio Balance for the Period was calculated by adding the ending servicing portfolio balance for each of the related quarters in the period and dividing by the number of quarters in such period.

 ** Information with respect to net charge-offs is not available. Lease receivables in the Servicer's servicing portfolio are generally charged-off between 121 and 181 days past due depending upon credit quality and the reasons for delinquency in accordance with the IKON risk management policy.

 ***   Annualized.

           Summary Historical Delinquency Data (Without Funded Leases)

                              IOS Capital Portfolio


                                                                             As at:
                  --------------------------------------------------------------------------------------
                         March 31,            March 31,          September 30,           September 30,
                           2002                 2001                  2001                   2000
                  --------------------  --------------------  --------------------  --------------------
                  ($ millions)    %*    ($ millions)    %*    ($ millions)    %*    ($ millions)  %*
Current           $  2,496.6     91.6%  $ 2,581.2      89.7%  $ 2,415.4      89.0%  $ 2,063.4      85.1%
31-60 Days             144.6      5.3       173.8       6.0       174.9       6.4       213.4       8.8
61-90 Days              47.6      1.7        75.3       2.6        71.8       2.6        92.7       3.8
91-120 Days             21.0      0.8        28.9       1.0        32.8       1.2        33.7       1.4
Over 120 Days           15.8      0.6        17.4       0.6        20.5       0.8        21.9       0.9
                  ------------  ------  ------------  ------  ------------  ------  ------------  ------
Total             $  2,725.6    100.00% $ 2,876.6     l00.0%  $ 2,715.4     100.0%  $ 2,425.1     100.0%

                  ----------------------------------------------------------------
                      September 30,        September 30,          September 30,
                         1999                 1998                   1997
                  --------------------  --------------------  --------------------
                  ($ millions)    %*    ($ millions)    %*    ($ millions)    %*
Current           $  1,909.1     87.3%  $ 1,662.5      87.7%  $ 1,367.5      86.0%
31-60 Days             157.9      7.2       136.3       7.2       113.7       7.1
61-90 Days              74.9      3.4        63.1       3.3        65.3       4.1
91-120 Days             37.5      1.7        30.3       1.6        27.4       1.7
Over 120 Days            8.0      0.4         2.5       0.1        16.8       1.1
                  ------------  ------  ------------  ------  ------------  ------
Total             $  2,187.4    100.0%  $ 1,894.7     100.0%  $ 1,590.7     100.0%

 * Represents lease portfolio receivables as a percentage of the total portfolio balance

              Summary Historical Loss Data (Without Funded Leases)

                              IOS Capital Portfolio

                                   For the Six Months Ended:               For the Fiscal Year Ended:
                                  --------------------------- ---------------------------------------------------------------------
                                    March 31,    March 31,     September 30, September 30, September 30, September 30, September 30,
                                     2002         2001            2001             2000        1999          1998        1997
                                   ----------- -------------- --------------- ------------- ------------ ------------ -------------
Average Portfolio Balance
for the Period ($ millions)*       $2,714        $2,615          $2,662          $2,307       $2,062       $1,797       $1,447

Gross Charge-offs
($ millions)**                     $ 74.6***     $ 70.1***       $ 67.5          $ 70.0       $ 67.2       $ 80.5       $ 47.4

Gross Charge-offs as a %
of the Average Portfolio
Balance for the Period**              2.7%***       2.7%***         2.5%            3.0%         3.3%         4.5%         3.3%

* Average Portfolio Balance for the Period was calculated by adding the ending servicing portfolio balance for each of the related quarters in the period and dividing by the number of quarters in such period.
** Information with respect to net charge-offs is not available. Lease receivables in the Servicer's servicing portfolio are generally charged-off between 121 and 181 days past due depending upon credit quality and the reasons for delinquency in accordance with the IKON risk management policy.
***  Annualized.

               IOS Capital's charge-off policy was revised in early 1998 to promote the timely recognition of losses. Prior to the implementation of the revised charge-off policy, the individual IKON Office Solutions operational units had the authority to make exceptions to the charge-off policy on leases over 120 days past due for customers that the operational units judged were likely to pay. The revised policy defines specific exceptions to the charge-off policy based on company-wide standardized credit risk management criteria and requires specific evidence of a customer's ability to bring the lease to a current status. Exceptions for leases that are between 121 and 181 days past due require approval by the credit review team at IOS Capital to avoid charge-off.

               There can be no assurance that the levels of delinquency and loss reflected in the tables above will be indicative of the performance of the Leases in the future.

                           The Insurer and the Policy

               General. The information set forth in this section has been provided by Ambac Assurance Corporation ("Ambac" or the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by any of the Underwriters (as defined herein), the Issuer, IOS Capital, or any of their affiliates as to the accuracy or completeness of the information.

               The Insurer. Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch, Inc. ("Fitch") have each assigned a triple-A financial strength rating to Ambac.

               The consolidated financial statements of Ambac and its subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission ("SEC") on March 26, 2002, Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2002 and for the periods ending March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (filed with the SEC on May 13, 2002), and the Current Reports of Form 8-K filed with the SEC on January 25, 2002 and April 18, 2002, as each related to Ambac, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

               All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of those documents.

               The following table sets forth the capitalization of Ambac as of December 31, 2000, December 31, 2001 and March 31, 2002, respectively, in conformity with accounting principles generally accepted in the United States of America.

                  Ambac Assurance Corporation and Subsidiaries
                       Consolidated Capitalization Table
                             (Dollars in Millions)

                                                                 March 31,
                                   December 31,   December 31,    2002
                                       2000           2001      (unaudited)
                                   ------------   ------------  -----------
Unearned premiums.................  $ 1,556        $ 1,790        $ 1,817
Other liabilities.................      581            888            835
                                    -------        -------        -------
Total liabilities.................  $ 2,137        $ 2,678        $ 2,652
                                    -------        -------        -------
Stockholder's equity:
     Common stock.................       82             82             82
     Additional paid-in capital...      760            928            928
     Accumulated other
     comprehensive income.........       82             81             53
     Retained earnings............    2,002          2,386          2,488
                                    -------        -------        -------
Total stockholder's equity........  $ 2,926        $ 3,477        $ 3,551
                                    -------        -------        -------
Total liabilities and
   stockholder's equity...........  $ 5,063        $ 6,155        $ 6,203
                                    =======        =======        =======

               For additional financial information concerning Ambac and its subsidiaries, see the audited financial statements of Ambac and subsidiaries incorporated by reference herein. Copies of the financial statements of Ambac incorporated herein by reference and copies of Ambac's annual statement for the year ended December 31, 2001 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19/th/ Floor, New York, New York, 10004 and (212) 668-0340.

               Ambac makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by Ambac and presented under the heading "The Insurer and the Policy" and in the financial statements incorporated herein by reference.

               The Policy. The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

               The Insurer will issue the Policy with respect to the Notes in favor of the Trustee for the benefit of the Noteholders (as defined in this section). The Policy unconditionally guarantees the payment of Insured Payments (as defined in this section) on the Notes. The Insurer will make each required Insured Payment, other than with respect to Preference Amounts (as defined in this section) to the Trustee on the later of (i) the Payment Date (as defined herein) on which the Insured Payment is distributable to the Noteholders pursuant to the Indenture; and (ii) the third Business Day (as defined in this section) following the Business Day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Policy. The Insurer will pay any Insured Payment that is a Preference Amount on the third Business Day following the Business Day on which the Insurer has received a certified copy of a final non-appealable order requiring the return of the Preference Amount, and other documentation as is reasonably required by the Insurer, as specified in the Policy, in a form satisfactory to the Insurer. If any documentation required under the Policy is received after 12:00 noon (New York City time) on that Business Day, it will be deemed to have been received on the following Business Day.

               The Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Noteholders, whether or not the funds are properly distributed by the Trustee.

               The Insurer will be subrogated to all of the Noteholders' rights to payment on the Notes to the extent of the payments made under the Policy and shall be deemed to the extent of payments so made to be a registered Noteholder for purposes of payment. Payments under the Policy will be made only at the time set forth in the Policy and no accelerated payments shall be made regardless of any acceleration of any of the Notes, unless the acceleration is at the sole option of the Insurer.

               The Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of that liability), any prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Note, including as a result of any Acceleration Event (as defined herein), nor against any risk other than nonpayment, including failure of the Trustee to make any payment due to the Noteholders. The Policy does not cover, and Insured Payments do not include, any shortfalls due to the application of the Soldiers' and Sailors' Relief Act.

               For purposes of the Policy, "Noteholders" does not and may not include the Issuer, the Seller, the Servicer or their respective affiliates.

               "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banking institutions in the cities in which the principal office of the Trustee, the Insurer and the Servicer are located are authorized or obligated by law or executive order to remain closed.

               "Insured Payment" means (a) on any Payment Date, the excess, if any, of (i) the related Interest Payments (as defined herein) over (ii) the related Available Funds (as defined herein), (b) on any Business Day, any Preference Amount (without duplication), (c) on the Payment Date in June 2003, the outstanding Note Principal Balance (as defined in this section) of the Class A-1 Notes then outstanding to the extent Available Funds are not sufficient to make the payment on that Payment Date, (d) on the Payment Date in February 2005, the outstanding Note Principal Balance of the Class A-2 Notes then outstanding to the extent Available Funds are not sufficient to make the payment on that Payment Date, (e) on the Payment Date in October 2006, the outstanding Note Principal of the Class A-3 Notes then outstanding to the extent Available Funds are not sufficient to make the payment on that Payment Date, and (f) on the Payment Date in November 2009, the outstanding Note Principal Balance of the Class A-4 Notes then outstanding to the extent Available Funds are not sufficient to make the payment on that Payment Date.

               "Note Principal Balance" means, as of any date of determination and with respect to each Class of Notes, the principal balance of the related class of Notes on or about May 30, 2002 (the "Issuance Date") less any amounts actually distributed as principal thereon.

               "Preference Amount" means any payment of principal or interest on a Note to a Noteholder by or on behalf of the Trustee which has been deemed to be a preferential transfer and theretofore recovered from the Noteholder by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

               The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Notes have been paid in full.

               The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

               Draws Under the Policy. On each Determination Date, the Trustee will determine, based on the servicing report with respect to such Determination Date, whether an Insured Payment is required to be paid for the Notes for the related Payment Date. If the Trustee determines that an Insured Payment is required to be paid for the related Payment Date, the Trustee will complete a notice in the form of Exhibit A to the Policy and submit it to the Insurer no later than 12:00 noon (New York City time) on the third Business Day preceding that Payment Date as a claim for an Insured Payment. If the Trustee receives a certified copy of an order of the appropriate court that any amount previously distributed to a Noteholder has been avoided in whole or in part as a Preference Amount, the Trustee shall so notify the Insurer and shall comply with the provisions of the Policy to obtain payment by the Insurer of such Preference Amount.

               Under the Indenture, the Insurer has the option to deliver funds to the Trustee to provide for payment of fees or expenses of any provider of services to the Issuer or to be added to Available Funds to the extent that a drawing under the Policy otherwise would be required.

                                 The Asset Pool

               Lease Receivables. The Notes will be secured by a segregated pool of assets (the "Asset Pool") that includes a portfolio of chattel paper composed of leases, leases intended as security agreements and installment sales contracts acquired or originated by IOS Capital (the "Leases"), together with the equipment financing portion of each periodic rental payment due under the Leases on or after the opening of business on May 1, 2002 (the "Cut-Off Date") and all related Casualty Payments, Retainable Deposits, Termination Payments and Renewal Payments (each as defined herein). The Leases, including the Issuer's security interest in the underlying equipment and other property relating to the Leases (such equipment and property, the "Equipment"), are referred to as the "Lease Receivables."

               The Issuer will not have and the Asset Pool will not include any ownership interest in any Equipment, including any residual interest in any Equipment after the related Lease has been paid in full.

               The Leases and Equipment will be acquired by the Seller from the Originator pursuant to an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred from the Seller to the Issuer pursuant to the Assignment and Servicing Agreement and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

               The Leases were originated by the Originator or acquired by the Originator from sellers or other originators in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Leases included in the Asset Pool are described in all material respects under the heading "The Originator's Leasing Business" in the Prospectus.

               The Leases are triple-net leases which means that the terms of the leases require the lessees to pay all taxes, maintenance and insurance associated with the related Equipment and provide that they are noncancellable by the businesses and individual business owners who lease the Equipment (each, a "Lessee"). Under some conditions, IOS Capital may consent to prepayment of the Leases. Generally, IOS Capital will consent to a prepayment of a Lease where the Lessee is upgrading the related Equipment. All payments under the Leases are absolute, unconditional obligations of the related Lessees. The Leases provide that payments under the Leases are not subject to setoff or reduction without the consent of the related lessor (each a "Lessor"). Payments on the Leases will be made by the Lessees to IOS Capital, as Servicer, for the account of IKON Receivables Funding, LLC.

               Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease, the schedules, among other things, establish the periodic payments and the term of the Lease with respect to the Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. As of the Cut-Off Date, the weighted average remaining term of the Leases in the Asset Pool is 45.32 months. The Originator will represent and warrant that, as of the Cut-Off Date, all Leases will be current or less than 63 days delinquent and, as of the initial Determination Date, all Lessees will have made the first scheduled payment.

               IOS Capital offers a cost per copy program, pursuant to which Lessees pay a fixed monthly payment for which they are allowed a minimum monthly copy usage. The monthly fixed payment represents equipment financing and a monthly maintenance charge (the "Maintenance Charge"). The Maintenance Charge is remitted to IKON Office Solutions monthly upon collection by IOS Capital. IOS Capital calculates usage monthly using copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, IOS Capital bills the Lessee incremental charges for the excess copy usage ("Excess Copy Charge"). This Excess Copy Charge is remitted to IKON Office Solutions upon collection by IOS Capital.

               Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with IOS Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to IOS Capital. Proceeds of this insurance will constitute Casualty Payments. Any defaults under a Lease permit a declaration, as immediately due and payable, of all remaining Lease Payments under the Lease and the immediate return of the Equipment. Generally, any payments received ten days or more after the scheduled payment date are subject to late charges. Late charges will be retained by the Servicer to the extent Servicer Advances (as defined herein) are made by the Servicer.

               "Non-Performing Leases" are (a) Leases that have become more than 120 days delinquent, (b) Leases that have been accelerated by the Servicer or
(c) Leases that the Servicer has determined to be uncollectible in accordance with the Servicer's customary practices. IOS Capital will represent and warrant that, as of the Cut-Off Date, none of the Leases are Non-Performing Leases and the Seller will represent in the Assignment and Servicing Agreement that at the time of transfer of any Lease to the Issuer, the Lease was not a Non-Performing Lease.

               The Servicer's customary practices with respect to Non-Performing Leases include any action necessary to cause, or attempt to cause, the Lessee thereunder to cure its non-performance or to terminate the Lease and recover the outstanding amount owed under the Lease and all damages resulting from any default on the Non-Performing Leases. The Servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the Servicer will use its best efforts to sell or lease any Equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the Lease.

               Certain Information with Respect to the Leases and the Lessees. The following tables present information about the Leases and the Lessees as of the Cut-Off Date. The Issuer is not aware of any trends or changes relating to the data in the following tables that would be expected to impact the future performance of the pool of Leases. As used in these tables, the "Statistical Discounted Present Value of the Leases" means an amount equal to the future remaining scheduled Lease Payments from the Leases as of the Cut-Off Date, discounted at a rate equal to 5.25%. The aggregate Statistical Discounted Present Value of the Leases as of the Cut-Off Date is $688,486,886.50. The top ten obligors represent less than 3.12% of the aggregate Statistical Discounted Present Value of the Leases. Certain leases may be removed from the Asset Pool prior to the Issuance Date in an amount no more than 5% of the Asset Pool. This removal would result in a decrease in the Initial Principal Amount of the Notes issued on the Issuance Date. However, this removal is not expected to materially affect the distribution of the Leases detailed below. Figures in the tables may not add up to the stated totals due to rounding. See "Description of the Notes--Discounted Present Value of the Leases."

                        Composition of the Initial Leases

Aggregate Statistical Discounted Present Value of the Leases:   $688,486,886.50

Number of Leases:                                               38,022

Average Statistical Discounted Present Value of the Leases:     $18,107.59

Weighted Average Original Term:                                 52.90 months

Weighted Average Remaining Term:                                45.32 months

Weighted Average Seasoning:                                      7.58 months

                      Distribution of Leases by State/(1)/

                                                                                                         Percentage of
                                                                  Percentage         Statistical          Statistical
                                                                      of             Discounted           Discounted
                                                  Number of        Number of           Present           Present Value
               State                               Leases           Leases         Value of Leases         of Leases
---------------------------------              --------------  --------------  ----------------------  -----------------
       Alabama                                       349             0.92%        $   4,855,023.71           0.71%
       Alaska                                        144             0.38             2,981,519.84           0.43
       Arizona                                       797             2.10            15,824,485.57           2.30
       Arkansas                                      178             0.47             4,324,552.90           0.63
       California                                  3,706             9.75            90,011,810.94          13.07
       Colorado                                      581             1.53            10,490,317.48           1.52
       Connecticut                                 1,020             2.68            15,766,904.20           2.29
       Delaware                                       57             0.15               527,481.41           0.08
       District of Columbia                          149             0.39             3,414,527.02           0.50
       Florida                                     2,810             7.39            41,725,998.91           6.06
       Georgia                                     1,440             3.79            25,734,447.84           3.74
       Hawaii                                        180             0.47             3,190,808.74           0.46
       Idaho                                         281             0.74             3,372,622.61           0.49
       Illinois                                    1,090             2.87            20,299,685.61           2.95
       Indiana                                     1,108             2.91            22,298,709.62           3.24
       Iowa                                          532             1.40             7,871,315.06           1.14
       Kansas                                        469             1.23             7,660,662.74           1.11
       Kentucky                                      507             1.33             6,886,612.44           1.00
       Louisiana                                     265             0.70             3,187,472.37           0.46
       Maine                                         292             0.77             3,649,177.20           0.53
       Maryland                                      425             1.12             7,704,273.50           1.12
       Massachusetts                               1,525             4.01            30,635,100.29           4.45
       Michigan                                    1,209             3.18            20,289,787.94           2.95
       Minnesota                                   1,268             3.33            21,417,603.40           3.11
       Mississippi                                   374             0.98             3,969,727.70           0.58
       Missouri                                    1,242             3.27            25,282,730.69           3.67
       Montana                                        39             0.10               746,212.13           0.11
       Nebraska                                      276             0.73             4,262,399.98           0.62
       Nevada                                        639             1.68            10,680,678.96           1.55
       New Hampshire                                 286             0.75             5,044,786.63           0.73
       New Jersey                                    510             1.34             9,695,061.49           1.41
       New Mexico                                    222             0.58             4,124,131.25           0.60
       New York                                    1,601             4.21            28,755,594.43           4.18
       North Carolina                              1,526             4.01            23,431,481.04           3.40
       North Dakota                                    3             0.01                61,279.59           0.01
       Ohio                                        1,005             2.64            21,547,746.11           3.13
       Oklahoma                                      394             1.04             8,311,904.13           1.21
       Oregon                                        757             1.99            12,408,479.68           1.80
       Pennsylvania                                1,082             2.85            23,392,661.85           3.40
       Rhode Island                                  301             0.79             6,405,161.04           0.93
       South Carolina                                578             1.52            12,132,706.01           1.76
       South Dakota                                   24             0.06               145,866.24           0.02
       Tennessee                                     369             0.97             7,240,399.15           1.05
       Texas                                       3,201             8.42            52,859,931.25           7.68
       Utah                                          272             0.72             4,663,772.93           0.68
       Vermont                                       229             0.60             2,970,114.14           0.43
       Virginia                                      903             2.37            15,841,548.80           2.30
       Washington                                  1,206             3.17            20,369,099.28           2.96
       West Virginia                                  69             0.18             1,874,340.45           0.27
       Wisconsin                                     425             1.12             6,996,033.90           1.02
       Wyoming                                       107             0.28             1,152,136.31           0.17
========================================================================================================================
   Total:                                         38,022           100.00%        $ 688,486,886.50         100.00%
========================================================================================================================

(1) Based on the location of the lessees.

                     Distribution of Leases by Lease Balance

                                                                                Percentage of
                                                Percentage     Statistical      Statistical
        Statistical Discounted                     of          Discounted        Discounted
         Present Value of the      Number of    Number of       Present         Present Value
              Leases                Leases       Leases      Value of Leases     of Leases
        -----------------------   -----------  -----------  -----------------  ----------------
             0.01 - 5,000.00        11,496       30.24%       $29,871,797.96       4.34%
         5,000.01 - 10,000.00        9,582       25.20         70,510,320.86      10.24
        10,000.01 - 15,000.00        5,347       14.06         65,474,661.26       9.51
        15,000.01 - 20,000.00        3,350        8.81         57,991,522.68       8.42
        20,000.01 - 25,000.00        2,061        5.42         45,887,324.42       6.66
        25,000.01 - 30,000.00        1,285        3.38         35,075,259.96       5.09
        30,000.01 - 40,000.00        1,597        4.20         55,018,005.30       7.99
        40,000.01 - 50,000.00          907        2.39         40,519,752.70       5.89
        50,000.01 - 60,000.00          525        1.38         28,748,999.91       4.18
        60,000.01 - 70,000.00          381        1.00         24,663,896.69       3.58
        70,000.01 - 80,000.00          280        0.74         20,924,858.19       3.04
        80,000.01 - 90,000.00          187        0.49         15,817,740.80       2.30
        90,000.01 - 100,000.00         169        0.44         15,987,651.93       2.32
       100,000.01 - 150,000.00         398        1.05         48,491,779.95       7.04
       150,000.01 - 200,000.00         180        0.47         31,155,653.53       4.53
       200,000.01 - 300,000.00         157        0.41         37,603,441.04       5.46
       300,000.01 - 400,000.00          54        0.14         18,504,900.54       2.69
       400,000.01 - 500,000.00          22        0.06          9,770,275.71       1.42
       500,000.01 - 600,000.00          19        0.05         10,064,098.58       1.46
       600,000.01 - 700,000.00           3        0.01          1,865,456.69       0.27
       700,000.01 - 800,000.00           6        0.02          4,470,377.49       0.65
       800,000.01 - 900,000.00           1        0.00            862,337.84       0.13
       900,000.01 - 1,000,000.00         3        0.01          2,916,313.25       0.42
     1,000,000.01 - 1,500,000.00        10        0.03         12,484,946.66       1.81
     1,500,000.01 - 2,000,000.00         1        0.00          1,732,617.74       0.25
     greater than
      or equal to
      2,000,000.01                       1        0.00          2,072,894.84       0.30
     =====================================================================================
     Total:                         38,022      100.00%      $688,486,886.50     100.00%
     =====================================================================================

              Distribution of Leases by Remaining Term to Maturity

                                                                                Percentage of
                                                Percentage        Statistical   Statistical
                                                   of             Discounted    Discounted
                                    Number of   Number of           Present     Present Value
       Remaining Term (months)       Leases       Leases       Value of Leases   of Leases
       -----------------------   -------------  -----------  ------------------ ---------------
                1 - 12                 923        2.43%        $  3,832,732.35     0.56%
               13 - 24               3,420        8.99           25,507,942.54     3.70
               25 - 36              11,631       30.59          133,887,322.45    19.45
               37 - 48               7,829       20.59          150,639,628.81    21.88
               49 - 60              14,212       37.38          373,476,138.42    54.25
               61 - 72                   7        0.02            1,143,121.93     0.17
     =====================================================================================
     Total:                         38,022      100.00%        $688,486,886.50   100.00%
     =====================================================================================

                   Distribution of Leases by Payment Frequency

                                                                                Percentage of
                                                Percentage        Statistical    Statistical
                                                   of             Discounted     Discounted
             Payment                Number of   Number of           Present     Present Value
            Frequency                Leases      Leases        Value of Leases   of Leases
        ------------------    --------------- ----------    ------------------  --------------
             Annual                      8        0.02%        $     73,818.95     0.01%
             Monthly                35,648       93.76          652,476,257.87    94.77
             Quarterly               2,362        6.21           35,903,134.00     5.21
             Semi-Annual                 4        0.01               33,675.68     0.00
     =====================================================================================
     Total:                         38,022      100.00%        $688,486,886.50   100.00%
     =====================================================================================

              Distribution of Leases by Original Term to Maturity

                                                                  Percentage of
                                     Percentage   Statistical      Statistical
                                         of        Discounted      Discounted
                          Number of   Number of      Present      Present Value
 Original Term (months)    Leases      Leases    Value of Leases    of Leases
------------------------  ---------  ----------  ---------------  -------------
         1 - 12               322       0.85%    $  1,140,246.32        0.17%
        13 - 24             1,355       3.56        6,693,388.32        0.97
        25 - 36            11,348      29.85      115,139,064.58       16.72
        37 - 48             8,002      21.05      132,073,104.17       19.18
        49 - 60            16,597      43.65      408,081,264.41       59.27
        61 - 72               384       1.01       24,470,446.45        3.55
        73 - 84                10       0.03          785,866.03        0.11
        85 - 96                 3       0.01           93,533.00        0.01
        97 - 108                1       0.00            9,973.20        0.00
===============================================================================
 Total:                    38,022     100.00%    $688,486,886.50      100.00%
===============================================================================

                   Distribution of Leases by Purchase Option

                                                                  Percentage of
                                     Percentage   Statistical      Statistical
                                         of        Discounted      Discounted
                          Number of   Number of      Present      Present Value
    Purchase Option        Leases      Leases    Value of Leases    of Leases
------------------------  ---------  ----------  ---------------  -------------
   Fair Market Value       36,460      95.89%    $669,099,151.15       97.31%
   Nominal Buyout           1,562       4.11       18,487,735.34        2.69
===============================================================================
 Total:                    38,022     100.00%    $688,486,886.50      100.00%
===============================================================================

                     Distribution of Leases by Delinquencies

                                                                  Percentage of
                                     Percentage   Statistical      Statistical
                                         of        Discounted      Discounted
                          Number of   Number of      Present      Present Value
     Days Delinquent       Leases      Leases    Value of Leases    of Leases
------------------------  ---------  ----------  ---------------  -------------
         0 - 30            35,416      93.15%    $629,651,685.03       91.45%
        31 - 60             2,606       6.85       58,835,201.47        8.55
===============================================================================
 Total:                    38,022     100.00%    $688,486,886.50      100.00%
===============================================================================

                    Distribution of Leases by Equipment Type

                                                                         Percentage of
                                            Percentage   Statistical      Statistical
                                                of        Discounted      Discounted
                                 Number of   Number of      Present      Present Value
         Equipment Type            Leases      Leases   Value of Leases    of Leases
-------------------------------  ---------  ----------  ---------------  -------------
   Digital/Multi-purpose Copier    25,318      67.11%   $533,725,449.95      77.52%
   Color Copier                     1,897       4.99      83,846,421.42      12.18
   Analog Copier                    5,334      14.03      44,034,021.69       6.40
   Fax Machine                      3,244       8.53      12,865,006.14       1.87
   Miscellaneous                    1,635       4.30       7,641,235.55       1.11
   Printer                            394       1.04       6,374,751.74       0.93
======================================================================================
 Total:                            38,022     l00.00%   $688,486,886.50     100.00%
======================================================================================

     Additions, Substitutions and Adjustments. Although the Leases provide that they cannot be cancelled by the Lessees, IOS Capital has, from time to time, permitted early termination by Lessees ("Early Lease Termination") or other modifications of the Lease terms in circumstances more fully specified in the Assignment and Servicing Agreement, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.

     In the event of an Early Lease Termination which has been prepaid in full or in part, the Issuer will have the option to reinvest the proceeds of the related Lease ("Early Termination Lease") in one or more Leases having similar characteristics as the terminated Lease (each, an "Additional Lease"). The aggregate Discounted Present Value of the Early Termination Leases for which IOS Capital may reinvest proceeds in Additional Leases is limited to an amount not in excess of 20% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.

     In addition, IOS Capital will have the option to substitute one or more leases having similar characteristics (each, a "Substitute Lease") for (a) Non-Performing Leases, (b) Leases subject to repurchase as a result of a breach of representation and warranty (each a "Warranty Lease") and (c) Leases following a modification or adjustment to its terms (each, an "Adjusted Lease"). The aggregate Discounted Present Value of the Non-Performing Leases which IOS Capital may replace with Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date. The aggregate Discounted Present Value of Adjusted Leases and Warranty Leases which IOS Capital may replace with Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.

     The terms of a Lease may be modified or adjusted for administrative reasons or at the request of the Lessee or Lessor in a variety of circumstances, including changes to the delivery date of equipment, the cost of equipment, the components of leased equipment or to correct information when a Lease is entered into IOS Capital's servicing system. These modifications may result in adjustments to the lease commencement date, the monthly payment date, the amount of the monthly payment or the equipment subject to a Lease.

     Additional Leases and Substitute Leases will be originated using the same credit criteria as the initial Leases. To the extent material, information with respect to Additional Leases or Substitute Leases will be included in periodic reports filed with the SEC as are required under the Securities Exchange Act of 1934. Each Substitute Lease and Additional Lease will be required to be an Eligible Lease.

     In no event will the aggregate scheduled Lease Payments, after the inclusion of the Substitute Leases and Additional Leases, be less than the aggregate scheduled Lease Payments prior to the substitution or reinvestment. Additionally, the scheduled final Lease Payment for the Substitute Leases or Additional Leases will be on or prior to the Payment Date in April 2008, or, to the extent the final scheduled Lease Payment for such Leases is due subsequent to the Payment Date in April 2008, only scheduled Lease Payments due on or prior to that date will be included in the Discounted Present Value of the Leases for the purpose of making any calculation under the Indenture.

     In the event that an Early Lease Termination is allowed by IOS Capital and an Additional Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "The Asset Pool--The Leases."

     Assignment and Servicing Agreement. In the Assignment and Servicing Agreement, IOS Capital will make certain representations and warranties regarding the Leases and the related Equipment. In the event that (a) any of these representations and warranties proves at any time to have been inaccurate in any material respect as of the Issuance Date, or (b) any Lease is terminated in whole or in part by a Lessee, or (c) any amounts due with respect to any Lease are reduced or impaired, as a result of (i) any action or inaction by IOS Capital (other than any action or inaction of IOS Capital, when acting as Servicer, in connection with the enforcement of any Lease other than those leases IOS Capital permitted to be terminated early in a manner consistent with the provisions of the Assignment and Servicing Agreement) or (ii) any claim by any Lessee against IOS Capital, and, in any such case, the event or condition causing the inaccuracy, termination, reduction, impairment or claim has not been cured or corrected within 30 days after the earlier of the date on which IOS Capital is given notice thereof by the Issuer or the

Trustee or the date on which IOS Capital otherwise first has notice thereof, IOS Capital will purchase the Lease and the related Equipment interests by paying to the Trustee for deposit into the Collection Account, not later than the Determination Date next following the expiration of the 30-day period, an amount at least equal to the Discounted Present Value of the Lease plus any amounts previously due and unpaid thereon. Subject to the satisfaction of certain requirements set forth in the Assignment and Servicing Agreement, IOS Capital will also have the option to substitute one or more Substitute Leases for a Warranty Lease. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments or Termination Payments under any Lease, will be deemed to be material.

     The Servicer. The Servicer will service the Lease Receivables pursuant to the Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

     Pursuant to the Assignment and Servicing Agreement, the Servicer will forward Excess Copy Charges and Maintenance Charges to IKON Office Solutions and may make Servicer Advances.

     The Servicer will retain possession of the Leases and Lease files; provided, however, that, the Servicer may be required, upon the written request
--------  -------
of the Insurer, to deliver the Leases and Lease files to the Trustee or other custodian if the long-term debt rating assigned to the Servicer is downgraded below BBB- by S&P or Baa3 by Moody's.

     The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. An uncured breach of any of these representations or warranties that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Event of Default. See "Description of the Transaction Documents--Assignment and Servicing Agreement--Servicer Events of Default" and "--Rights upon Servicer Events of Default" in the Prospectus.

     Remittance and Other Servicing Procedures. All payments on Leases will be made by the Lessees to the order of the Servicer to the national lock box account of the Servicer. The Servicer must deposit these payments (net of amounts that the Servicer is entitled to retain or use to reimburse itself, or must remit to third parties, such as IKON Office Solutions) in the Collection Account within two Business Days of the receipt thereof. See "Description of the Notes--Collection Account".

     Servicing Compensation and Payment of Expenses. A servicing fee (the "Servicing Fee") will be paid monthly to the Servicer on each Payment Date from amounts in the Collection Account and will be calculated by multiplying one-twelfth (or, in the case of the Initial Payment Date, a fraction of which the number of days from the Issuance Date to the Initial Payment Date is the numerator and 360 is the denominator) of 0.75% times the lesser of (i) the Outstanding Principal Amount of the Notes or (ii) the Discounted Present Value of the Performing Leases, each at the Determination Date for that Payment Date before application of payments with respect thereto.

     The Servicing Fee will be paid to the Servicer for servicing the Lease Receivables and to pay certain administrative expenses in connection with the Notes, including Trustee fees and certain Trustee expenses.

     Reports to Noteholders. The Servicer or the Trustee, as applicable, will forward or cause to be forwarded to each holder of record of each Class of Notes statements or information with respect to the Asset Pool setting forth the information specifically described in the Assignment and Servicing Agreement and the Indenture which will include the statements and information described under "Description of the Notes--Reports to Noteholders" in the Prospectus.

     Certain Rights of Insurer. Under the Transaction Documents, so long as the Policy is outstanding and there is no Insurer Default, the Insurer will be entitled to exercise substantially all of the rights of Noteholders and the Noteholders will be precluded from exercising those rights without the prior written consent of the Insurer. These rights include: (i) the right to remove the Servicer or Trustee and to appoint or approve successors to the Servicer or Trustee, (ii) the right to declare defaults or to waive defaults, (iii) the right to institute proceedings in respect of the Transaction Documents or the Notes and (iv) the right to consent to or approve certain amendments or modifications to the Transaction Documents.

     An "Insurer Default" is a failure by the Insurer to make a payment required under the Policy in accordance with the terms thereof.

                            Description of the Notes

     General. The 2.044% Class A-1 Lease-Backed Notes (the "Class A-1 Notes"), 2.91% Class A-2 Lease-Backed Notes (the "Class A-2 Notes"), 3.90% Class A-3 Lease-Backed Notes (the "Class A-3 Notes") and 4.68% Class A-4 Lease-Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Notes") will be issued pursuant to the Indenture. The following statements with respect to the Notes is a summary of all material terms relating to the Notes. However, investors in the Notes should review the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. Whenever any particular section of the Indenture or any term used therein is referred to, the section in the Indenture or the term used therein should be reviewed by you in order to fully understand this offering.

     The Issuer will agree in the Indenture and in the Notes to pay to the Noteholders (i) the Initial Principal Amount and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the Notes. The Notes are debt obligations of the Issuer secured by the Asset Pool. The Notes do not represent any interest in or a recourse obligation of IOS Capital, the Insurer (except as provided in the Policy), the Trustee or any of their affiliates other than the Issuer. The Issuer is a special purpose company with limited assets. Consequently, Noteholders must rely solely upon the Asset Pool and the Policy for payment of principal of and interest on the Notes.

     The initial principal amount of the Notes of each class will be $171,000,000 for the Class A-1 Notes (the "Class A-1 Initial Principal Amount"), $46,000,000 for the Class A-2 Notes (the "Class A-2 Initial Principal Amount"), $266,400,000 for the Class A-3 Notes (the "Class A-3 Initial Principal Amount") and $151,400,000 for the Class A-4 Notes (the "Class A-4 Initial Principal Amount" and, together with the Class A-1 Initial Principal Amount, the Class A-2 Initial Principal Amount and the Class A-3 Initial Principal Amount, the "Class A Initial Principal Amount").

     The initial aggregate principal amount of the Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The aggregate unpaid principal amount of the Notes outstanding at any time will comprise the outstanding principal amount (the "Outstanding Principal Amount") of the Notes as of that time.

     Interest on the Notes will be payable as set forth under "Interest Payments." Principal on the Notes will be payable as set forth under "Principal Payments." Notes may be presented to the corporate trust office of the Trustee for registration of transfer or exchange. Notes may be exchanged without a service charge, but the Trustee may require payment to cover taxes, other governmental charges or any amounts necessary to indemnify the Trustee in accordance with the terms of the Indenture.

     Book-Entry Registration. The Noteholders may hold their Notes through The Depository Trust Company ("DTC") (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") and the Euroclear System ("Euroclear") (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. See "Description of the Notes--Book Entry Registration" in the Prospectus.

     Discounted Present Value of the Leases. The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, shall equal the future remaining scheduled Lease Payments on the Leases (including Non-Performing Leases), discounted at a rate equal to 5.13% (the "Discount Rate"). The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing

Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled Lease Payments on the Non-Performing Leases, discounted at the Discount Rate. The aggregate Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate, is $690,018,926.51. Certain of the information set forth in this Prospectus Supplement is based on the Statistical Discounted Present Value of the Leases as of the Cut-Off Date rather than on the basis of the Discounted Present Value of the Leases as of the Cut-Off Date. However, the Statistical Discounted Present Value of the Leases as of the Cut-Off Date is not expected to vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date. See "The Asset Pool--Certain Information with Respect to the Leases and the Lessees."

     Stated Maturity. The stated maturity date with respect to the Class A-1 Notes is the Payment Date in June 2003, the stated maturity date with respect to the Class A-2 Notes is the Payment Date in February 2005, the stated maturity date with respect to the Class A-3 Notes is the Payment Date in October 2006, and the stated maturity date with respect to the Class A-4 Notes is the Payment Date in November 2009. However, if all payments on the Leases are made as scheduled, final payment with respect to the Notes would occur prior to each stated maturity.

     Determination Date. The determination date ("Determination Date") with respect to each Payment Date is the fifth Business Day prior to that Payment Date. On each Determination Date, the Servicer will determine the amount of payments received on the Leases in respect of the immediately preceding calendar month (each such period, a "Due Period") which will be available for distribution on the Payment Date. See "Description of the Notes--Distributions on Notes."

     Payment Date. Payments on the Notes will be made on the fifteenth day of each month (or if that day is not a Business Day, the next succeeding Business
Day), commencing on June 17, 2002, to holders of record on the last Business Day preceding a Payment Date, or, if the Notes are definitive notes, the last Business Day of the month preceding a Payment Date (each, a "Record Date"). See "Description of the Notes--Distributions on Notes."

     Interest Payments. The Notes will bear interest from the Issuance Date at the applicable interest rate for the respective class as set forth below. The Interest Rate on the Class A-1 Notes will be calculated on the basis of a year of 360 days and the actual number of days in the Interest Accrual Period payable on the Payment Date to the person in whose name the Note was registered at the close of business on the preceding Record Date. The Interest Rate on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a year of 360 days comprised of twelve 30-day months payable on the Payment Date to the person in whose name the Note was registered at the close of business on the preceding Record Date. The interest rate for the Notes is as follows: 2.044% per annum on the Class A-1 Notes, 2.91% per annum on the Class A-2 Notes, 3.90% per annum on the Class A-3 Notes and 4.68% per annum on the Class A-4 Notes. With respect to any particular class of Notes, the "Interest Rate" refers to the applicable rate indicated in the preceding sentence.

     On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be the interest that has accrued on those Notes since the last Payment Date (or in the case of the first Payment Date, since the Issuance
Date) (each such period, an "Interest Accrual Period") at the applicable Interest Rate applied to the then Outstanding Principal Amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, respectively, on the preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date), plus all previously accrued and unpaid interest on the Notes. See "Description of the Notes--General" and "Distributions on Notes."

     Principal Payments. On each Payment Date, the Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described below and under "Description of the Notes--Distributions on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority: (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3

Notes has been reduced to zero, the Class A Principal Payment, and then (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment; and (b) if an Acceleration Event has occurred, or, so long as IOS Capital is the Servicer, the senior long-term debt rating of IOS Capital is Ba2 or below (Moody's) or BB or below (S&P), Additional Principal will be distributed, as an additional principal payment, sequentially, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders until the Outstanding Principal Amount of each class has been reduced to zero.

     "Additional Principal" with respect to each Payment Date equals the excess, if any, of (i)(A) the Outstanding Principal Amount of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on the preceding Payment Date, minus (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, over (ii) the Class A Principal Payment to be paid on the current Payment Date.

     The "Class A Principal Payment" will equal (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the June 2003 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the Determination Date for the preceding Payment Date and (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, and (ii) on and after the June 2003 Payment Date, the entire Outstanding Principal Amount of the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount of the Notes to the Class A Target Investor Principal Amount.

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the lesser of (a) the product of (i) the Class A Percentage and (ii) the Discounted Present Value of the Performing Leases as of the related Determination Date, and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date minus the Overcollateralization Floor.

     The "Class A Percentage" will be equal to approximately 89.36090%.

     An "Acceleration Event" will occur if: (i) a Servicer Event of Default has occurred and is continuing (regardless of whether the rights and obligations of the Servicer are terminated as a result of that Servicer Event of Default); (ii) with respect to any Payment Date, the Overcollateralization Balance is less than or equal to the Overcollateralization Floor, (iii) for any three consecutive Due Periods, the average of the Annualized Default Rates for those Due Periods is greater than 6.25%; or (iv) for any three consecutive Due Periods, the average of the Delinquency Rates for those Due Periods is greater than 8.0%.

     The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the related Determination Date over (b) the Outstanding Principal Amount of the Notes as of that Payment Date after giving effect to all principal payments made on that day.

     The "Overcollateralization Floor" with respect to each Payment Date means
(a) 2.5% of the Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to that Payment Date, minus (c) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on account of that Payment Date.

     The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus (iii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date relating to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the related Determination Date and (B) Available Funds remaining after the payment of the Policy premium, amounts owing the Servicer and in respect of interest on the Notes on that Payment Date, over (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Annualized Default Rate" means for any Due Period, the sum as of the related Determination Date of the Discounted Present Value of the Leases that became Non-Performing Leases during that Due Period minus the sum of the recoveries on Non-Performing Leases received during that Due Period, divided by the Discounted Present Value of the Leases on the Determination Date immediately preceding that Determination Date, multiplied by twelve.

     The "Delinquency Rate" means for any Due Period, the sum as of the related Determination Date of the Discounted Present Value of the Leases that are 63 or more days delinquent, as of that Determination Date, divided by the Discounted Present Value of the Leases on that Determination Date.

     Collection Account. The Trustee will establish and maintain an Eligible Account (as defined herein) (the "Collection Account") into which the Servicer must deposit, as described in the Prospectus, all Lease Payments, Casualty Payments, Retainable Deposits, Termination Payments, certain proceeds from purchases by IOS Capital of Leases as a result of breaches of representations and warranties and recoveries from Non-Performing Leases to the extent IOS Capital has not substituted a Substitute Lease (except to the extent required to reimburse unreimbursed Servicer Advances) (each as defined herein) on or in respect of each Lease included in the Asset Pool within two Business Days of receipt thereof. See "Description of the Notes--Collections" in the Prospectus.

     An "Eligible Account" is either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies and, so long as no Insurer Default shall have occurred and be continuing, the Insurer, or (b) a trust account or similar account acceptable to each of the Rating Agencies that is maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

     A "Lease Payment" is the equipment financing portion of each fixed periodic rental payment payable by a Lessee under a Lease. Casualty Payments, Retainable Deposits, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the Lease, security deposits, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation, any Maintenance Charges) or other specific charges (including, without limitation, any Excess Copy Charges), will not be Lease Payments.

     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Renewal" is the renewal of a Lease on a month-to-month or quarter-to-quarter basis as provided for in the related Lease.

     A "Renewal Payment" is any of the monthly payments (or, in the case of quarterly Leases, the quarterly payments) received from a Lessee in connection with a Renewal.

     A "Renewal Trigger Event" will occur when the Renewal Trigger Ratio is less than 20%.

     The "Renewal Trigger Ratio" means, with respect to any Payment Date, an amount equal to (i) the aggregate number of Leases of which the obligors thereunder have elected to extend the term of such Leases upon the expiration thereof during the three preceding Due Periods, divided by (ii) the aggregate number of Leases which have reached their stated expiration date during the three preceding Due Periods.

     A "Retainable Deposit" is any security or other similar deposit which the Servicer has determined in accordance with its customary servicing practices is not refundable to the related Lessee.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of the Lease (but not on account of a Casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

     The following funds will be deposited into the Collection Account:

     (a) Lease Payments (including Renewal Payments);

     (b) recoveries from Non-Performing Leases to the extent IOS Capital has not substituted Substitute Leases for the Non-Performing Leases;

     (c) late charges received on delinquent Lease Payments not advanced by the Servicer;

     (d) proceeds from purchases by IOS Capital of Leases as a result of breaches of representations and warranties to the extent IOS Capital has not substituted Substitute Leases for those Leases;

     (e) proceeds from investment of funds in the Collection Account, the Reserve Account and the Renewal Account, if any;

     (f) Casualty Payments;

     (g) Retainable Deposits;

     (h) Servicer Advances, if any, in respect of the related Due Period;

     (i) Termination Payments to the extent the Issuer does not reinvest the Termination Payments in Additional Leases; and

     (j) proceeds, if any, received to redeem the Notes.

     The foregoing funds on deposit in the Collection Account on each Determination Date (excluding any Lease Payments not due during the related or any prior Due Period), together with any funds deposited into the Collection Account first from the Renewal Account and then from Reserve Account, will constitute "Available Funds".

     The Servicer will not be required to deposit in the Collection Account, and Available Funds will not include, cash flows realized from the sale or re-lease of the Equipment following the expiration dates of the Leases, other than Renewal Payments and Equipment subject to Non-Performing Leases that have not been substituted.

     The Servicer must deposit the funds referred to in clauses (a) through (d),
(f) and (i) above into the Collection Account within two Business Days of receipt thereof by the Servicer. The funds referred to in clauses (e), (g), (h) and (j) above are to be deposited into the Collection Account on or prior to the related Payment Date.

     Reserve Account. The Trustee will establish and maintain an Eligible Account as a reserve account (the "Reserve Account"). On the Issuance Date, the Issuer will make an initial deposit to the Reserve Account in an amount equal to 1.0% of the Discounted Present Value of the Leases as of the Cut-Off Date. Prior to each Payment Date, the Trustee will transfer from the Reserve Account to the Collection Account the amount specified by the Servicer in the related Servicing Report representing investment earnings on amounts held in the Reserve Account as of the related Determination Date. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay the Servicing Fee, unreimbursed Servicer Advances, the premium on the Policy, Interest Payments on the Notes and the Class A Principal Payment (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall") on any Payment Date, the Trustee will transfer from the Reserve Account to the Collection Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and the amount of the deficiency.

     On each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1.0% of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the then Outstanding Principal Amount of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer.

     Renewal Account. The Trustee will establish and maintain an Eligible Account as an additional reserve account (the "Renewal Account"). In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account and the Renewal Account) are insufficient to pay the Required Payments and amounts required to be deposited in the Reserve Account on any Payment Date, the Trustee will transfer from the Renewal Account to the Collection Account an amount equal to the lesser of the funds on deposit in the Renewal Account and the amount of such deficiency.

     All Renewal Payments will be deposited into the Collection Account. During a Renewal Account Deposit Period, Available Funds remaining after the payment of the Required Payments and amounts required to be deposited into the Reserve Account will be deposited into the Renewal Account to the extent that the Required Renewal Amount exceeds the amount on deposit in the Renewal Account (the "Available Renewal Amount") but not in excess of the amount of Renewal Payments for the preceding Due Period. The Required Renewal Amount equals the lesser of (a) 2.0% of the Discounted Present Value of the Leases as of the Cut-off Date and (b) the then Outstanding Principal Amount of the Notes less the Available Reserve Amount. Any amounts on deposit in the Renewal Account in excess of the Required Renewal Amount will be released to the Issuer.

     "Renewal Account Deposit Period" means the period from the Payment Date on which a Renewal Trigger Event has occurred until the Payment Date succeeding such Payment Date on which no Renewal Trigger Event occurs.

     Distributions on Notes. On each Determination Date, the Servicer will determine the Available Funds and the Required Payments in respect of the related Payment Date.

     For each Payment Date, the interest due with respect to the Notes will be the interest that has accrued since the last Payment Date (or, in the case of the first Payment Date, since the Issuance Date), at the applicable Interest Rates applied to the Outstanding Principal Amount of each class, after giving effect to payments of principal to Noteholders on the preceding Payment Date, plus all previously accrued and unpaid interest on the Notes.

     For each Payment Date, Principal Payments due with respect to the Notes will be the Class A Principal Payment. In addition, if an Acceleration Event occurs with respect to any Payment Date, Additional Principal will be distributed, sequentially, as an additional principal payment on the Notes of each class until the Outstanding Principal Amount of each class has been reduced to zero.

     On each Payment Date, the Trustee will make required payments of principal and interest on the Notes from Available Funds.

     Unless an Event of Default (as defined herein) and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:

     (a) to pay the Insurer the premium due under the Policy;

     (b) to pay the Servicing Fee;

     (c) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;

     (d) to make Interest Payments owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;

     (e) to pay the Insurer any unreimbursed Insured Payments and any unreimbursed optional payments together with interest thereon at a per annum rate equal to the greater of the Citibank base rate from time to time plus 2% or the then highest applicable rate of interest on the Notes (the "Late Payment Rate");

     (f) to make the Class A Principal Payment to (i) the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero, and finally
         (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;

     (g) if an Acceleration Event has occurred, or, if and so long as IOS Capital is the Servicer, the long-term senior debt rating assigned by Moody's or S&P to IOS Capital is Ba2 or below or BB or below, respectively, to pay the Additional Principal, if any, as an additional reduction of principal to the Noteholders, in the order established in clause (f) above, until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero;

     (h) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount;

     (i) during a Renewal Account Deposit Period, to make a deposit to the Renewal Account in an amount equal to the excess of the Required Renewal Amount over the Available Renewal Amount but not in excess of the amount of Renewal Payments for the preceding Due Period; and

     (j) to pay the Issuer the balance, if any (subject to the next succeeding paragraph).

     Under certain circumstances, amounts that would have otherwise been paid to the Issuer, at the level of priority set forth in (j) above, shall instead be diverted to one or more different series of notes issued by either the Issuer or by certain issuers that are affiliated with the Issuer. Similarly, under certain circumstances, amounts that would otherwise be payable to the Issuer or certain issuers that are affiliated with the Issuer under the distribution of proceeds sections of the transaction documents for such other series of notes shall instead be applied to the payment of the Notes.

     Advances by the Servicer. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on some or all Leases with respect to prior Due Periods. In the absence of any Servicer Event of Default, the Servicer will be reimbursed for Servicer Advances from Available Funds on the following Payment Date. See "Distributions on Notes" above.

     Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest at the applicable rate accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Performing Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-Off Date. The Issuer will give written notice of redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for redemption. Upon deposit of funds necessary to effect the redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the date fixed for redemption.

     Events of Default and Notice Thereof. The following events, among others, will be "Events of Default" with respect to the Notes:

     (a) default in making Interest Payments on any Note when due and payable;

     (b) default in making Principal Payments at Stated Maturity;

     (c) certain defaults in the performance of covenants or agreements or breaches of representations or warranties by the Issuer;

     (d) the occurrence of a Servicer Event of Default; or

     (e) insolvency or bankruptcy events relating to the Issuer.

     The Indenture will provide that the Trustee will give the Insurer and the Noteholders notice of all uncured defaults actually known to it (the term "default" to include the events specified above without applicable grace periods).

     If an Event of Default occurs, the Trustee shall, at the written direction of the Insurer (if no Insurer Default has occurred and is continuing) or of holders of not less than 66-2/3% of the Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing), and, if an Insurer Default has occurred and is continuing, may, declare the unpaid principal amount of the Notes to be immediately due and payable together with all accrued and unpaid interest thereon. However, if the Event of Default involves other than non-payment of principal or interest on the Notes, the Trustee may not sell the related Leases or any Equipment unless the sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes and unless directed to do so in writing by the Insurer (if no Insurer Default has occurred and is continuing) or the holders of 66-2/3% of the then Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing).

     Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any monies that may then be held or thereafter received by the Trustee will be applied in the following order of priority, on the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes:

     First to the payment of all costs and expenses of collection incurred by
     -----
the Trustee, the Insurer and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee, the Insurer and the Noteholders) and all fees and expenses (including legal fees and expenses) owed to the Trustee under the Indenture;

     Second to the Servicer under the Assignment and Servicing Agreement
     ------
(irrespective of whether IOS Capital or an affiliate of IOS Capital is then acting as Servicer), to the payment of all Servicing Fees and unreimbursed Servicer Advances then due to that person;

     Third first, to the payment of all accrued and unpaid interest on the
     -----
Outstanding Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes pro rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and Class A-4 Interest Rate, respectively; second to the payment of the Outstanding Principal Amount of the Class A-1 Notes; third, to the payment of the Outstanding Principal Amount of the Class A-2 Notes; fourth, to the payment of the Outstanding Principal Amount of the Class A-3 Notes; and fifth, to the payment of the Outstanding Principal Amount of the Class A-4 Notes; provided, that the Noteholders may allocate
                               --------
payments for interest, principal and premium at their own discretion, except that no allocation shall affect the allocation of amounts or future payments received by any other Noteholder;

               Fourth to the payment of amounts then due the Insurer under the
               ------
          Indenture, including Policy premiums owed to the Insurer (other than amounts referred to in clause Fifth);


               Fifth to the payment to the Insurer of any unreimbursed Insured
               -----
          Payments and any unreimbursed optional payments made by the Insurer together with interest thereon at the Late Payment Rate; and

               Sixth to the payment of the remainder, if any, to the Issuer or
               -----
          any other person legally entitled thereto (subject to the next succeeding paragraph).

               Under certain circumstances, amounts that would have otherwise been paid to the Issuer, at the level of priority set forth in Sixth above, shall instead be diverted to one or more different series of notes issued by either the Issuer or by certain issuers that are affiliated with the Issuer. Similarly, under certain circumstances, amounts that would otherwise be payable to the Issuer or certain issuers that are affiliated with the Issuer under the distribution of proceeds sections of the transaction documents for such other series of notes shall instead be applied to the payment of the Notes.

               The Issuer will be required to furnish annually to the Trustee a written statement of officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying the default.

               The Indenture will provide that the Trustee, at the written direction of the Insurer (if no Insurer Default has occurred and is continuing) or the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding (if an Insurer Default has occurred and is continuing), will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee. The Indenture will provide that in case an Event of Default occurs of which the Trustee is actually aware (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under the Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the circumstances in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of the Insurer or the Noteholders unless such request is in writing and they have offered the Trustee security or indemnity reasonably satisfactory to the Trustee. Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

               Modification of the Indenture. The Indenture may be modified and amended as described under "Description of the Transaction Documents--Modification of the Indenture" in the Prospectus. The consent of the Insurer (if no Insurer Default has occurred and is continuing) or of the holders of 66-2/3% of the aggregate principal amount of the Notes (if an Insurer Default has occurred and is continuing) is required for certain modifications or amendments.

               Servicer Events of Default. The events and conditions constituting "Servicer Events of Default" under the Assignment and Servicing Agreement and the rights of the Trustee on behalf of the Insurer or the Noteholders in the event of a Servicer Event of Default are described in "Description of the Transaction Documents--Servicer Events of Default" and "--Rights upon Servicer Events of Default" in the Prospectus.

               Servicer Events of Default shall include: (i) if for any three consecutive Due Periods, the average of the Annualized Default Rates for these Due Periods is greater than 8%; and (ii) if for any three consecutive Due Periods, the average of the Delinquency Rates for these Due Periods is greater than 10%.

               Security for the Notes. Repayment of the Notes will be secured by
(a) a first priority security interest in the Leases perfected by filing UCC financing statements against the Issuer, the Seller and IOS Capital, (b) a first priority security interest in the Issuer's security interest in the Equipment perfected by filing UCC financing statements against the Issuer and the Seller and (c) a first priority security interest in all funds in the Collection Account, the Reserve Account and the Renewal Account.

                    Prepayment and Yield Considerations

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, Casualty and other events, which cannot be specified at present. Any payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any class may also be affected by any purchase of the underlying Leases by IOS Capital pursuant to the Assignment and Servicing Agreement. In this event, the purchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments and Related Reinvestment May Reduce Your Yield" in the Prospectus.


     In the event a Lease becomes a Non-Performing Lease, a Warranty Lease or an Adjusted Lease, IOS Capital will have the option to substitute a Substitute Lease; provided that any substitution will be limited to (i) an aggregate amount
       --------
not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and (ii) an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an Early Lease Termination resulting in a Lease having been prepaid in full, IOS Capital will have the option to transfer an Additional Lease. Such transfer of Additional Leases will be limited to an amount not in excess of 20% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date. The Substitute Leases and Additional Leases will have a Discounted Present Value equal to or greater than that of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of the terminated Leases. In the event that an Early Lease Termination is allowed by IOS Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the Early Termination Lease, plus any delinquent payments.

     The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

     The following charts set forth the percentage of the Initial Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes which would be outstanding on the Payment Dates set forth below assuming a Conditional Prepayment Rate ("CPR") of 0%, 7%, 10% and 12%, respectively, which in each case was calculated using a discount rate of 5.3%. The Initial
Principal Amounts of the Class A-1 Notes, Class A-2 Notes, Class A-3
Notes and Class A-4 Notes are $171,000,000, $46,000,000, $266,400,000 and
$151,400,000, respectively. The Class A Percentage for the Class A Notes is equal to 89.36090%. This information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Leases in the Asset Pool is prepaid on each Payment Date, which implies that each Lease in the Asset Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Leases in the Asset Pool. The CPR measures prepayments based on the outstanding discounted present value of the Leases discounted at 5.13%, after the payment of all scheduled payments on the Leases during the related Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Lease Payments as of the Cut-Off Date, assume that the Issuer does not exercise its option to redeem the Notes (except as indicated), assume that no Acceleration Event has occurred, assume that the amount on deposit in the Reserve Account on each Payment Date is equal to the Required Reserve Amount, assume that payments on the Notes are made on each Payment Date (and each such date is assumed to be the fifteenth day of each applicable month) and assume the Issuance Date is May 30, 2002 and the first Payment Date is June 15, 2002.

                 Percentage of the Initial Principal Amounts at
                       the Respective CPR Set Forth Below

  ==============================================================================================
                                                              0% CPR
                             -------------------------------------------------------------------
        Payment Date                Class A-1        Class A-2      Class A-3      Class A-4
  -------------------------  -------------------- -------------- -------------- ----------------
          Issuance Date                  100              100            100            100
          15-Jun-02                       91              100            100            100
          15-Jul-02                       82              100            100            100
          15-Aug-02                       73              100            100            100
          15-Sep-02                       64              100            100            100
          15-Oct-02                       54              100            100            100
          15-Nov-02                       45              100            100            100
          15-Dec-02                       36              100            100            100
          15-Jan-03                       27              100            100            100
          15-Feb-03                       18              100            100            100
          15-Mar-03                        8              100            100            100
          15-Apr-03                        0               97            100            100
          15-May-03                        0               67            100            100
          15-Jun-03                        0               36            100            100
          15-Jul-03                        0                5            100            100
          15-Aug-03                        0                0             96            100
          15-Sep-03                        0                0             90            100
          15-Oct-03                        0                0             85            100
          15-Nov-03                        0                0             80            100
          15-Dec-03                        0                0             74            100
          15-Jan-04                        0                0             69            100
          15-Feb-04                        0                0             64            100
          15-Mar-04                        0                0             59            100
          15-Apr-04                        0                0             53            100
          15-May-04                        0                0             48            100
          15-Jun-04                        0                0             43            100
          15-Jul-04                        0                0             38            100
          15-Aug-04                        0                0             33            100
          15-Sep-04                        0                0             29            100
          15-Oct-04                        0                0             24            100
          15-Nov-04                        0                0             20            100
          15-Dec-04                        0                0             16            100
          15-Jan-05                        0                0             11            100
          15-Feb-05                        0                0              8            100
          15-Mar-05                        0                0              4            100
          15-Apr-05                        0                0              0            100
          15-May-05                        0                0              0             93
          15-Jun-05                        0                0              0             86
          15-Jul-05                        0                0              0             80
          15-Aug-05                        0                0              0             74
          15-Sep-05                        0                0              0             68
          15-Oct-05                        0                0              0             62
          15-Nov-05                        0                0              0             56
          15-Dec-05                        0                0              0             50
          15-Jan-06                        0                0              0             44
          15-Feb-06                        0                0              0             38
          15-Mar-06                        0                0              0             32
          15-Apr-06                        0                0              0             27
          15-May-06                        0                0              0             21
          15-Jun-06                        0                0              0             16
          15-Jul-06                        0                0              0             12
          15-Aug-06                        0                0              0              8
          15-Sep-06                        0                0              0              4
          15-Oct-06                        0                0              0              *
          15-Nov-06                        0                0              0              0
   Weighted Average Life/(1)/
             (years)                     0.46             1.05           2.00           3.60
     Weighted Avg. Life to
        Call/(1)/ (years)                0.46             1.05           2.00           3.47
   Optional Clean-Up Call
             Date                         NA               NA             NA           Feb-06

   (1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

   *   Greater than 0.0% and less than 0.5%.

      Percentage of the Initial Principal Amounts at the Respective CPR Set Forth Below

=================================================================================================
                                                  7% CPR
                              -------------------------------------------------------------------
        Payment Date                Class A-1    Class A-2    Class A-3    Class A-4
-------------------------- -------------------- ----------- ------------ ------------------------
          Issuance Date                  100          100          100          100
          15-Jun-02                      89           100          100          100
          15-Jul-02                      77           100          100          100
          15-Aug-02                      66           100          100          100
          15-Sep-02                      55           100          100          100
          15-Oct-02                      44           100          100          100
          15-Nov-02                      33           100          100          100
          15-Dec-02                      22           100          100          100
          15-Jan-03                      11           100          100          100
          15-Feb-03                       1           100          100          100
          15-Mar-03                       0            67          100          100
          15-Apr-03                       0            32          100          100
          15-May-03                       0             0          100          100
          15-Jun-03                       0             0           94          100
          15-Jul-03                       0             0           88          100
          15-Aug-03                       0             0           82          100
          15-Sep-03                       0             0           77          100
          15-Oct-03                       0             0           71          100
          15-Nov-03                       0             0           66          100
          15-Dec-03                       0             0           60          100
          15-Jan-04                       0             0           55          100
          15-Feb-04                       0             0           50          100
          15-Mar-04                       0             0           44          100
          15-Apr-04                       0             0           39          100
          15-May-04                       0             0           34          100
          15-Jun-04                       0             0           29          100
          15-Jul-04                       0             0           24          100
          15-Aug-04                       0             0           20          100
          15-Sep-04                       0             0           15          100
          15-Oct-04                       0             0           11          100
          15-Nov-04                       0             0            7          100
          15-Dec-04                       0             0            3          100
          15-Jan-05                       0             0            0           99
          15-Feb-05                       0             0            0           93
          15-Mar-05                       0             0            0           87
          15-Apr-05                       0             0            0           81
          15-May-05                       0             0            0           75
          15-Jun-05                       0             0            0           69
          15-Jul-05                       0             0            0           64
          15-Aug-05                       0             0            0           58
          15-Sep-05                       0             0            0           53
          15-Oct-05                       0             0            0           47
          15-Nov-05                       0             0            0           42
          15-Dec-05                       0             0            0           37
          15-Jan-06                       0             0            0           32
          15-Feb-06                       0             0            0           27
          15-Mar-06                       0             0            0           23
          15-Apr-06                       0             0            0           18
          15-May-06                       0             0            0           14
          15-Jun-06                       0             0            0           10
          15-Jul-06                       0             0            0            7
          15-Aug-06                       0             0            0            4
          15-Sep-06                       0             0            0            *
          15-Oct-06                       0             0            0            0
          15-Nov-06                       0             0            0            0
Weighted Average Life/(1)/
             (years)                    0.37         0.87         1.77         3.41
     Weighted Avg. Life to
          Call/(1)/ (years)             0.37         0.87         1.77         3.26
   Optional Clean-Up Call
            Date                          NA           NA           NA        Dec-05

(1)  The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3
     Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

 *   Greater than 0.0% and less than 0.5%.

                           Percentage of the Initial Principal Amounts at the Respective CPR Set Forth Below
========================================================================================================================
                                                               10% CPR
                           ----------------------------------------------------------------------
      Payment Date              Class A-1         Class A-2       Class A-3            Class A-4
------------------------   ------------------  ---------------  --------------  -----------------
        Issuance Date                   100            100             100              100
        15-Jun-02                        88            100             100              100
        15-Jul-02                        75            100             100              100
        15-Aug-02                        63            100             100              100
        15-Sep-02                        51            100             100              100
        15-Oct-02                        39            100             100              100
        15-Nov-02                        27            100             100              100
        15-Dec-02                        16            100             100              100
        15-Jan-03                         4            100             100              100
        15-Feb-03                         0             78             100              100
        15-Mar-03                         0             41             100              100
        15-Apr-03                         0              4             100              100
        15-May-03                         0              0              95              100
        15-Jun-03                         0              0              89              100
        15-Jul-03                         0              0              83              100
        15-Aug-03                         0              0              77              100
        15-Sep-03                         0              0              71              100
        15-Oct-03                         0              0              65              100
        15-Nov-03                         0              0              60              100
        15-Dec-03                         0              0              54              100
        15-Jan-04                         0              0              49              100
        15-Feb-04                         0              0              44              100
        15-Mar-04                         0              0              38              100
        15-Apr-04                         0              0              33              100
        15-May-04                         0              0              28              100
        15-Jun-04                         0              0              23              100
        15-Jul-04                         0              0              19              100
        15-Aug-04                         0              0              14              100
        15-Sep-04                         0              0              10              100
        15-Oct-04                         0              0               6              100
        15-Nov-04                         0              0               2              100
        15-Dec-04                         0              0               0               97
        15-Jan-05                         0              0               0               91
        15-Feb-05                         0              0               0               85
        15-Mar-05                         0              0               0               79
        15-Apr-05                         0              0               0               73
        15-May-05                         0              0               0               68
        15-Jun-05                         0              0               0               62
        15-Jul-05                         0              0               0               57
        15-Aug-05                         0              0               0               52
        15-Sep-05                         0              0               0               47
        15-Oct-05                         0              0               0               41
        15-Nov-05                         0              0               0               37
        15-Dec-05                         0              0               0               32
        15-Jan-06                         0              0               0               28
        15-Feb-06                         0              0               0               23
        15-Mar-06                         0              0               0               19
        15-Apr-06                         0              0               0               15
        15-May-06                         0              0               0               12
        15-Jun-06                         0              0               0                8
        15-Jul-06                         0              0               0                5
        15-Aug-06                         0              0               0                2
        15-Sep-06                         0              0               0                0
        15-Oct-06                         0              0               0                0
        15-Nov-06                         0              0               0                0
  Weighted Average Life/(1)/
          (years)                      0.34           0.81            1.68             3.32
   Weighted Avg. Life to
      Call/(1)/ (years)                0.34           0.81            1.68             3.17
  Optional Clear-Up Call
           Date                          NA            NA              NA             Nov-05

 (1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

                        Percentage of the Initial Principal Amounts
                         at the Respective CPR Set Forth Below

========================================================================================================
                                                                12% CPR
                          ------------------------------------------------------------------------------
    Payment Date                Class A-1          Class A-2            Class A-3         Class A-4
---------------------     --------------------- ---------------     ------------------ -----------------
   Issuance Date                  100                 100                    100              100
   15-Jun-02                       87                 100                    100              100
   15-Jul-02                       74                 100                    100              100
   15-Aug-02                       61                 100                    100              100
   15-Sep-02                       48                 100                    100              100
   15-Oct-02                       36                 100                    100              100
   15-Nov-02                       24                 100                    100              100
   15-Dec-02                       12                 100                    100              100
   15-Jan-03                        0                  99                    100              100
   15-Feb-03                        0                  61                    100              100
   15-Mar-03                        0                  23                    100              100
   15-Apr-03                        0                   0                     98              100
   15-May-03                        0                   0                     91              100
   15-Jun-03                        0                   0                     85              100
   15-Jul-03                        0                   0                     79              100
   15-Aug-03                        0                   0                     73              100
   15-Sep-03                        0                   0                     67              100
   15-Oct-03                        0                   0                     61              100
   15-Nov-03                        0                   0                     56              100
   15-Dec-03                        0                   0                     50              100
   15-Jan-04                        0                   0                     45              100
   15-Feb-04                        0                   0                     40              100
   15-Mar-04                        0                   0                     35              100
   15-Apr-04                        0                   0                     29              100
   15-May-04                        0                   0                     25              100
   15-Jun-04                        0                   0                     20              100
   15-Jul-04                        0                   0                     15              100
   15-Aug-04                        0                   0                     11              100
   15-Sep-04                        0                   0                      7              100
   15-Oct-04                        0                   0                      3              100
   15-Nov-04                        0                   0                      0               98
   15-Dec-04                        0                   0                      0               92
   15-Jan-05                        0                   0                      0               85
   15-Feb-05                        0                   0                      0               80
   15-Mar-05                        0                   0                      0               74
   15-Apr-05                        0                   0                      0               69
   15-May-05                        0                   0                      0               63
   15-Jun-05                        0                   0                      0               58
   15-Jul-05                        0                   0                      0               53
   15-Aug-05                        0                   0                      0               48
   15-Sep-05                        0                   0                      0               43
   15-Oct-05                        0                   0                      0               38
   15-Nov-05                        0                   0                      0               33
   15-Dec-05                        0                   0                      0               29
   15-Jan-06                        0                   0                      0               25
   15-Feb-06                        0                   0                      0               21
   15-Mar-06                        0                   0                      0               17
   15-Apr-06                        0                   0                      0               14
   15-May-06                        0                   0                      0               10
   15-Jun-06                        0                   0                      0                7
   15-Jul-06                        0                   0                      0                4
   15-Aug-06                        0                   0                      0                1
   15-Sep-06                        0                   0                      0                0
   15-Oct-06                        0                   0                      0                0
   15-Nov-06                        0                   0                      0                0
Weighted Average Life/(1)/
             (years)             0.33                0.78                   1.62             3.26
     Weighted Avg. Life to
          Call/(1)/ (years)      0.33                0.78                   1.62             3.09
   Optional Clean-Up Call
               Date                NA                 NA                     NA            Oct-05

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

                                   The Trustee

       The Trustee, BNY Midwest Trust Company, is an Illinois state banking corporation. The Prospectus describes the conditions under which the Trustee may resign and the appointment of a successor trustee. See "The Trustee" in the Prospectus. The Trustee is subject to the requirements of Section 310(b) of the Trust Indenture Act, as amended, regarding the disqualification of a trustee upon acquiring any conflicting interest.

                    Material Federal Income Tax Consequences

       Potential investors should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Notes only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the Notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Notes as other than capital assets, may be subject to special rules that are not discussed below. Potential investors should consult with their own tax advisors in determining the state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Tax Characterization of the Issuer

       Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the Issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

       The Originators, the Seller, the Issuer and the Trustee agree, and the Noteholders will agree by their purchase of the Notes, to treat the Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

       The Internal Revenue Service (the "IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property.

       On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Notes will be treated as indebtedness, and not as an ownership interest in the leases, nor as an equity interest in the Issuer or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Consequences -- Tax Characterization of the Issuer" and "-- Tax Characterization of the Notes" in the accompanying prospectus.

       If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to Noteholders, and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectable. The Issuer will report to the Noteholders of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

Possible Alternative Characterizations of the Notes

       Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the Notes will be characterized as indebtedness, such opinion is not binding on the IRS, and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more classes of the Notes did not represent indebtedness for federal income tax purposes, Noteholders would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation. If the Noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, neither the Servicer nor the Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons should consult their own tax advisors in determining the Federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes. See "Material Federal Income Tax Consequences Foreign Investors" in the accompanying prospectus.

Discount and Premium

       We do not anticipate issuing the Notes with any original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 0% CPR. We make no guarantee that the Notes will prepay at this rate or any other rate. See "Prepayment and Yield Considerations" in this prospectus supplement. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium --Premium" in the accompanying prospectus.

Sale or Redemption of the Notes

       If a Note is sold or retired, the Seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Noteholder's adjusted basis in the Note. See "Material Federal Income Tax Consequences -- Sale or Exchange of Notes" in the accompanying prospectus.

Other Matters

       For a discussion of backup withholding and taxation of foreign investors in the Notes, see "Material Federal Income Tax Consequences -- Backup Withholding and " -- Foreign Investors" in the accompanying prospectus.

                        State and Local Tax Consequences

       Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the Notes.

                              ERISA Considerations

       Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, including the duty to make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the documents and instruments governing the plan. Under ERISA, any person who exercises any discretionary authority or discretionary control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant).

       In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993). In John Hancock, the Supreme Court rules that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

       Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

       The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for these purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by "in-house asset managers"; and PTCE 84-14, regarding transactions by "qualified professional assets managers". Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

       Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

       The sale of Notes to a Benefit Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                 Use of Proceeds

       The net proceeds from the sale of the Notes will be used to fund the Reserve Account and to make distributions by the Issuer to the Seller and by the Seller to the Originator. See "Use of Proceeds" in the accompanying Prospectus. The Originator will apply a portion of the net proceeds distributed to it to satisfy (or partially satisfy) obligations of it or its subsidiaries under warehouse facilities, including (i) a warehouse facility with Twin Towers Inc., for which Deutsche Bank AG, New York Branch is agent, (ii) a warehouse facility with Market Street Funding Corporation, for which PNC Bank, National Association is agent, and (iii) a warehouse facility with Park Avenue Receivables Corporation, for which JPMorganChase Bank is agent.

                              Ratings of the Notes

       It is a condition to the issuance of the Notes that the Class A-1 Notes be rated at least "P-1" and "A-1+" and that the Class A-2, A-3 and A-4 Notes be rated at least "Aaa" and "AAA" by Moody's and S&P, respectively (each a "Rating Agency"). The ratings are dependent upon the financial strength ratings of the Insurer as described in "Risk Factors--Ratings of the Notes are Dependent upon Creditworthiness of the Insurer."

       The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of a rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes by the Stated Maturity Date. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease prepayments on the return of principal to the Noteholders.

                                  Underwriting

       Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Notes, the Issuer has agreed to sell, and each of the Underwriters, Banc of America Securities LLC, First Union Securities, Inc. and Lehman Brothers Inc. has severally agreed to purchase, the principal amount of the Notes set forth below:

                                                       Principal Amount
                   -----------------------------------------------------------------------------------------
                        Banc of America       First Union
                        Securities LLC        Securities, Inc.       Lehman Brothers Inc.           Totals
                   -----------------------------------------------------------------------------------------
Class A-1 Notes       $ 85,500,000           $ 42,750,000           $ 42,750,000                $171,000,000
Class A-2 Notes       $ 23,000,000           $ 11,500,000           $ 11,500,000                $ 46,000,000
Class A-3 Notes       $133,200,000           $ 66,600,000           $ 66,600,000                $266,400,000
Class A-4 Notes       $ 75,700,000           $ 37,850,000           $ 37,850,000                $151,400,000
Totals                $317,400,000           $158,700,000           $158,700,000                $634,800,000

       The Issuer has been advised by the Underwriters that the several Underwriters propose initially to offer the Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at these prices, less a selling concession not in excess of 0.090% per Class A-1 Note, 0.110% per Class A-2

Note, 0.115% per Class A-3 Note, and 0.225% per Class A-4 Note. The Underwriters may allow, and dealers may reallow to other dealers, a discount not in excess of 0.055% per Class A-1 Note, 0.070% per Class A-2 Note, 0.095% per Class A-3 Note and 0.140% per Class A-4 Note.

       Each Underwriter will represent and agree that:

       (1) it has not offered or sold and, prior to the expiry period of six months from the Issuance Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

       (2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

       (3) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

       The Issuer and IOS Capital have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

       The Issuer has been advised by the Underwriters that the Underwriters presently intend to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and any market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

       The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transaction involve purchase of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than they would otherwise be in the absence of these transactions. The Issuer and the Underwriters do not represent that the Underwriters will engage in any of these transactions. These transactions, once commenced, may be discontinued without notice at any time.

       From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the Originator or its affiliates.

       For further information regarding any offer or sale of the Notes pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                                     Experts

       The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                  Legal Matters

       Certain legal matters relating to the Notes will be passed upon for the Issuer by Don H. Liu, Esq., General Counsel of the Originator and IKON Office Solutions, the parent company of the Originator, and for the Underwriters by Dewey Ballantine LLP, New York, New York. As of the date of this Prospectus Supplement, Mr. Liu is a full-time employee and an officer of IKON Office Solutions and a beneficial owner of shares of common stock of IKON Office Solutions and options to purchase shares of common stock of IKON Office Solutions.

                        Index Of Principal Defined Terms

Acceleration Event .........................................   S-24
Additional Lease ...........................................   S-20
Additional Principal .......................................   S-24
Adjusted Lease .............................................   S-20
Ambac ......................................................   S-11
Annualized Default Rate ....................................   S-25
Asset Pool .................................................   S-14
Assignment and Servicing Agreement .........................   S-14
Available Funds ............................................   S-26
Available Funds Shortfall ..................................   S-26
Available Renewal Amount ...................................   S-27
Available Reserve Amount ...................................   S-27
Benefit Plan ...............................................   S-38
Business Day ...............................................   S-13
Casualty ...................................................   S-25
Casualty Payment ...........................................   S-25
Class A Initial Principal Amount ...........................   S-22
Class A Percentage .........................................   S-24
Class A Principal Payment ..................................   S-24
Class A Target Investor Principal Amount ...................   S-24
Class A-1 Initial Principal Amount .........................   S-22
Class A-1 Notes ............................................   S-22
Class A-2 Initial Principal Amount .........................   S-22
Class A-2 Notes ............................................   S-22
Class A-3 Initial Principal Amount .........................   S-22
Class A-3 Notes ............................................   S-22
Class A-4 Initial Principal Amount .........................   S-22
Class A-4 Notes ............................................   S-22
Clearstream ................................................   S-22
Collection Account .........................................   S-25
CPR ........................................................   S-31
Cumulative Loss Amount .....................................   S-24
Cut-Off Date ...............................................   S-14
Default ....................................................   S-29
Delinquency Rate ...........................................   S-25
Determination Date .........................................   S-23
Discount Rate ..............................................   S-23
Discounted Present Value of the Leases .....................   S-22
Discounted Present Value of the Performing
   Leases ..................................................   S-23
DTC ........................................................   S-22
Due Period .................................................   S-23
Early Lease Termination ....................................   S-20
Early Termination Lease ....................................   S-20
Eligible Account ...........................................   S-25
Equipment ..................................................   S-14
Euroclear ..................................................   S-22
Events of Default ..........................................   S-29
Excess Copy Charge .........................................   S-15
Fitch ......................................................   S-11
IKON Office Solutions ......................................    S-9
Initial Principal Amount ...................................   S-22
Insured Payment ............................................   S-13
Insurer ....................................................   S-11
Insurer Default ............................................   S-22
Interest Accrual Period ....................................   S-23
Interest Payments ..........................................   S-23
Interest Rate ..............................................   S-23
IRA ........................................................   S-38
IRS ........................................................   S-36
Issuance Date ..............................................   S-13
Late Payment Rate ..........................................   S-28
Lease Payment ..............................................   S-25
Lease Receivables ..........................................   S-14
Leases .....................................................   S-14
Lessee .....................................................   S-14
Lessor .....................................................   S-15
Maintenance Charge .........................................   S-15
Moody's ....................................................   S-11
Non-Performing Leases ......................................   S-15
Note Principal Balance .....................................   S-13
Noteholders ................................................   S-13
Notes ......................................................   S-22
Outstanding Principal Amount ...............................   S-22
Overcollateralization Balance ..............................   S-24
Overcollateralization Floor ................................   S-24
Plan Assets Regulation .....................................   S-38
Policy .....................................................    S-9
Preference Amount ..........................................   S-13
Principal Payments .........................................   S-23
PTCE .......................................................   S-38
Rating Agency ..............................................   S-39
Record Date ................................................   S-23
Renewal ....................................................   S-25
Renewal Account Deposit Period .............................   S-27
Renewal Payment ............................................   S-25
Renewal Trigger Event ......................................   S-25
Renewal Trigger Ratio ......................................   S-25
Required Payments ..........................................   S-26
Required Reserve Amount ....................................   S-27
Reserve Account ............................................   S-26
Retainable Deposit .........................................   S-25
S&P ........................................................   S-11
Servicer Advance ...........................................   S-28
Servicer Events of Default .................................   S-30
Servicing Fee ..............................................   S-21
Statistical Discounted Present Value .......................   S-15
Substitute Lease ...........................................   S-20
Termination Payment ........................................   S-26
Warranty Lease .............................................   S-20

                                     Annex A

             Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.


                  Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

                  Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

                  Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

                  Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

 Initial Settlement

                  All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

                  Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

                  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  Trading between DTC Participants

                  Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

          Trading between Clearstream or Euroclear Participants

          Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC, Seller and Clearstream or Euroclear Participants

          When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one Business Day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser

          Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one Business Day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

 . borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

 . borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

 . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

          Exemption for Non-U.S. Persons - Form W-8 BEN

          Beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

          Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

          A non-U.S. person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries - Form W-8BEN


                  A non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                  Exemption for U.S. Persons-Form W-9

                  U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.


                  A U.S. person is:


                  (1)      a citizen or resident of the United States;


                  (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;


                  (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or


                   (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantive decisions of the trust.

                   A non-U.S. person is any person who is not a U.S. person.

Prospectus

--------------------------------------------------------------------------------
                                                           $2,500,000,000
IKON Receivables Funding, LLC                              Lease-Backed Notes
Issuer                                                     Issuable in Series

--------------------------------------------------------------------------------


You should read the section entitled "Risk Factors" starting on page 7 of this prospectus and consider these factors before making a decision to invest in the notes.

The notes of each series will be debt solely of the issuer and will be payable only from the pledged assets of the issuer and any credit enhancement for such series.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.

From time to time the issuer may sell a series of its notes that--

..      will represent debt obligations solely of the issuer; and

..      will consist of one or more classes on terms to be determined at the time of sale.

The assets backing the notes may consist of any combination of

..      leases;

..      installment sale contracts;

..      rental stream obligations;

..      monies received relating to the leases, agreements, contracts and obligations;

..      funds on deposit in one or more accounts; and

..      one or more forms of credit enhancement.

The terms of your series of notes are described in this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March 11, 2002.

                                Table Of Contents

                                                                                                          Page
Important Information about this Prospectus and the Accompanying Prospectus Supplement ..................    3
Prospectus Summary ......................................................................................    4
Risk Factors ............................................................................................    7
Where You Can Find More Information .....................................................................   11
The Issuer ..............................................................................................   12
The Asset Pools .........................................................................................   12
Management's Discussion and Analysis of Financial Condition .............................................   13
Directors and Executive Officers of the Manager of the Issuer ...........................................   13
The Leases ..............................................................................................   14
Pool Factors ............................................................................................   17
Use of Proceeds .........................................................................................   17
The Originator's Leasing Business .......................................................................   17
The Trustee .............................................................................................   20
Description of the Notes ................................................................................   21
Description of the Transaction Documents ................................................................   27
Legal Aspects of the Lease Receivables ..................................................................   32
Material Federal Income Tax Consequences ................................................................   35
Ratings .................................................................................................   39
ERISA Considerations ....................................................................................   39
Plan of Distribution ....................................................................................   39
Legal Opinions ..........................................................................................   40
Experts .................................................................................................   40
Index Of Terms ..........................................................................................   45

                        Important Information about this
              Prospectus and the Accompanying Prospectus Supplement

       If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

       The prospectus supplement for your series of notes will state among other things:

       . the aggregate principal amount, interest rate and authorized denominations of the notes;

       . specific information concerning the characteristics of the lease receivables;

       .      the terms of any credit enhancement with respect to the notes;

       . information concerning any other assets backing the notes, including any reserve fund or other funds;

       .      the final scheduled payment date of the notes;

       . how and when principal is to be paid on the notes on each payment date, the timing of the application of principal and the order of priority of the applications of the principal to the respective classes of such notes;

       .      the federal income tax characterization of the notes;

       .      the terms of any subordination relating to the notes;

       .      the terms of any cross-collateralization relating to the notes;

       . the terms of any redemptions and the related redemption prices relating to the notes;

       .      servicing terms relating to the notes;

       .      the presence of any prefunding feature relating to the notes;

       . the length and terms of any revolving period relating to the notes; and

       .      additional information on the plan of distribution of the notes.

                               Prospectus Summary

..      This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.

..      This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.


                               Lease-Backed Notes
                               Issuable in Series

Issuer

IKON Receivables Funding, LLC, a Delaware limited liability company.

Originator

IOS Capital, LLC, a Delaware limited liability company formerly known as IOS Capital, Inc and is a wholly-owned subsidiary of IKON Office Solutions, Inc.

Seller

IKON Receivables-2, LLC, a Delaware special purpose limited liability company.

Servicer

The servicer will be IOS Capital unless otherwise specified in the related prospectus supplement.

Trustee

For any series of notes, the trustee named in the related prospectus supplement.

The Notes

..      The notes of each series will be secured solely by office equipment leases or contracts and related assets. The assets will be pledged by the issuer to a trustee under an indenture for the benefit of noteholders of that series.

..      The transaction documents relating to each series of notes will describe the rights of each of the related classes of notes to the funds derived from the related asset pool.

..      The notes are fixed income securities, having a principal balance and a specified interest rate.

..      Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each series or class of notes, or the initial interest rate and the method for determining subsequent changes to the interest rate.

..      A series may include one or more classes of notes which are:

          . stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

          . stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

..      A series of notes may include two or more classes of notes with different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both.

..      A series may provide that distributions of principal or interest or both on any class may be made:

          .   upon the occurrence of specified events;

          .   in accordance with a schedule or formula; or

          . on the basis of collections from designated portions of the related asset pool.

..    Any series may include one or more classes of notes which will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement.

..    A series may include one or more other classes of notes that are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the related asset pool.

The Asset Pools

..    As specified in the related prospectus supplement, the pledged pool of assets securing a series of notes may consist of:

       . leases which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with certain monies due on these leases and agreements and related guarantees;

       . interests other than ownership interests in the underlying equipment and related property, together with the proceeds from disposal of the equipment, if any;

       . amounts held in any collection, reserve, prefunding, renewal or other accounts established pursuant to the transaction documents;

       . proceeds and recoveries on insurance policies and the disposition of repossessed equipment;

       .   credit enhancement for an asset pool or any class of notes; and

       .   interest earned on certain short-term investments.

..    If the related prospectus supplement specifies, the trustee may acquire additional leases and equipment during a specified pre-funding period following the issuance of the notes from monies in a pre-funding account.

..    If the related prospectus supplement specifies, the notes may have a revolving period. During a revolving period, the issuer may acquire additional leases and interests in equipment from the proceeds of payments on existing lease payments. The notes may not pay principal during this period.

Payment Date

As described in the related prospectus supplement, the notes will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Due Period

The calendar month preceding the month in which a payment date occurs is the due period. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of the due period to the trustee prior to the related payment date. The collections may be used to fund payments to noteholders on such payment date or to acquire additional lease receivables.

Record Date

The related prospectus supplement will describe a date preceding the payment date, as of which the issuer or its paying agent will fix the identity of the holders of the notes. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Registration of Notes

The issuer will initially issue the notes as global notes registered in the name of Cede & Co. as nominee of The Depository Trust Company, or another nominee. Noteholders will not receive definitive notes representing their interests, except in certain limited circumstances described in the related prospectus supplement.

Credit Enhancement

..    As described in the related prospectus supplement, credit enhancement for an asset pool or any class of notes may include any one or more of the following:

       . a policy issued by an insurer specified in the related prospectus supplement;

       .   overcollateralization;

       .   subordination of certain classes of notes;

       .   a reserve account;

     .    an interest rate swap agreement;

     .    letters of credit;

     .    credit or liquidity facilities;

     .    lease renewal payments;

     .    third party payments or other support; and

     .    cash deposits or other similar arrangements.

..    The prospectus supplement will describe any limitations and exclusions from coverage.

Optional or Mandatory Termination

..    Under the circumstances described in this prospectus and the related prospectus supplement, the servicer, the seller, the issuer or other entities may, at their respective options, cause the early retirement of a series of notes at the price or prices indicated in the related prospectus supplement.

..    The related prospectus supplement may describe circumstances under which the issuer, servicer or other entities will be required to retire early all or any portion of a series of notes. An indenture may require these parties to solicit competitive bids for the purchase of the related asset pool or otherwise.

Tax Consequences

For federal income tax purposes, Dewey Ballantine LLP, tax counsel to the issuer, will render an opinion upon issuance of a series of notes that the notes will be characterized as indebtedness and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

For additional information concerning the application of federal income tax laws, you should read the section titled "Material Federal Income Tax Consequences" herein.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the related prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans, may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Ratings

..    The issuer will not issue the notes unless a rating agency rates them in one of the four highest rating categories.

..    You must not assume that the rating agency will not lower, qualify or withdraw its rating.

                                  Risk Factors


You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.

You May Not Be Able to Sell Your    There is currently no public market for the
Notes                               notes. If no public market develops, you may
                                    not be able to sell your notes. The
                                    underwriters expect to make a market in the notes but they are not required to do so.
                                    There is no assurance that any market will be created or, if created, will continue.

Prepayments and Related             In the case of notes purchased at a
Reinvestment May Reduce Your        discount, you should consider the risk that
Yield                               slower than anticipated rates of prepayments
                                    on the leases could result in an actual yield that is less than the anticipated yield. Conversely, you should consider the risk that in the case of notes purchased at a premium, a faster than the anticipated rate of prepayments could result in an actual yield that is less than the anticipated yield.

                                    Be aware that you bear the risk of
                                    reinvesting unscheduled distributions
                                    resulting from prepayments of the notes.

                                    The rate of payment of principal is
                                    unpredictable because the rate on the notes will depend on, among other things, the rate of payment on the underlying leases. In addition to the normally scheduled payments on the leases, payments may come from a number of different sources, including the following:

                                    .  prepayments permitted by the servicer;

                                    . payments as a result of leases which are defaulted;

                                    .  payments as a result of leases
                                       accelerated by the servicer;

                                    . payments due to loss, theft, destruction or other casualty; and

                                    . payments upon repurchases by IOS Capital on account of a breach of representations and warranties.

                                    Subject to limitations, IOS Capital may
                                    elect to reinvest the proceeds of a lease which has been partially or fully repaid or upgraded in one or more additional leases and to substitute leases for defaulted, repurchased or modified or adjusted leases. Reinvestments and substitutions may affect the rate or amount of payments on the leases as a whole, the rate at which funds are distributed on the notes and the yield to noteholders.

                                    The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments.

No Ownership Interest in the     Neither the issuer nor the trustee for the
Equipment; Certain Security      benefit of noteholders will have any ownership
Interests are Not Perfected      interest in any equipment, including any
and Other Creditors May Have     residual interest in the equipment at the end
Rights to the Equipment          of the related lease term. Also, IOS Capital
                                 has not filed and will not file financing statements to perfect any security interest it may have in any of the equipment. Although any security interest of IOS Capital in the equipment will be assigned by IOS Capital to the seller and by the seller to the issuer, none of IOS Capital, the seller, the issuer nor the trustee will have a perfected security interest in the equipment against lessees. This lack of a perfected security interest in the equipment may result in other creditors of the related lessees acquiring rights in the equipment superior to those of the issuer or the trustee and may adversely affect the ability of the issuer or the trustee on behalf of noteholders to recover any monies on the equipment following a lease default. This could reduce the funds available to pay the notes.
                                 Accordingly, noteholders should not rely on the sale, release or other disposition of any leased equipment for payment on the notes.

State Laws and Other Factors     State laws impose requirements and restrictions
May Impede Recovery Efforts      on foreclosure sales and obtaining deficiency
and Affect the Ability of the    judgments and may prohibit, limit or delay
Issuer to Recoup Full Amount     repossession and sale of equipment to recover
Due on the Leases                losses on non-performing the leases.

                                 Additional factors that may affect the issuer's ability to recoup the full amount due on a lease include:

                                   .    the issuer's lack of any ownership
                                        interest in any of the equipment;

                                   .    the issuer's failure to file financing
                                        statements to perfect its security
                                        interest in equipment against a lessee;

                                   .    depreciation;

                                   .    obsolescence;

                                   .    damage or loss of any item of equipment;
                                        and

                                   .    the application of federal and state
                                        bankruptcy and insolvency laws.

                                 As a result, the noteholders may be subject to delays in receiving payments and losses.

Possession of the Leases by      Any insolvency by the issuer, the servicer, the
and the Insolvency of the        originator or the seller, while in possession
Issuer, Originator, Seller or    of the leases may result in competing claims to
Servicer May Result in Reduced   ownership or security interests in the leases
or Delayed Payments to           which could result in delays in payments on the
Noteholders                      notes, losses to the noteholders or an
                                 acceleration of the repayment of the notes.

Commingling of Funds with IOS    If bankruptcy or reorganization proceedings are
Capital May Result in Reduced    commenced with respect to the servicer, any
or Delayed Payments to           funds then held by the servicer may be
Noteholders                      unavailable to noteholders. If those funds are
                                 not transferred to the trustee, as required by the indenture, payments to noteholders could be delayed or reduced if the servicer becomes bankrupt or insolvent.

Insolvency of IOS Capital or     In some circumstances, a bankruptcy of IOS
IKON Receivables-2 LLC May       Capital or IKON Receivables-2, LLC may reduce
Reduce Payments to Noteholders   payments to noteholders. IOS Capital and IKON
                                 Receivables-2, LLC believe that each
                                 contribution of the leases should be treated as an absolute and unconditional assignment.

                                 However, in the event of an insolvency of IOS Capital or IKON Receivables-2, LLC, a court or bankruptcy trustee could attempt to:

                                   .    recharacterize the contribution of the
                                        related leases by IOS Capital to IKON
                                        Receivables-2, LLC as a loan from IKON
                                        Receivables-2, LLC to IOS Capital
                                        secured by a pledge of the leases; or

                                   .    recharacterize the contribution of the
                                        related leases by IKON Receivables-2,
                                        LLC to the issuer as a loan from the
                                        issuer to IKON Receivables-2, LLC
                                        secured by a pledge of the leases; or

                                   .    consolidate the assets of the issuer
                                        with those of IOS Capital because IOS
                                        Capital will indirectly own all of the
                                        membership interests in the issuer; or

                                   .    consolidate the assets of the issuer
                                        with those of IKON Receivables-2, LLC
                                        because IKON Receivables-2, LLC will own all of the membership interests in the issuer.

                                 If either recharacterization or consolidation were successful, the bankruptcy trustee could repudiate any leases that are considered to be operating leases for bankruptcy law purposes and all obligations relating to such operating leases. An attempt to recharacterize the transactions, even if unsuccessful, could result in delays in payments to you. If either attempt were successful, the notes would be accelerated, and the trustee's recovery on your behalf could be limited to the then current value of the leases or the underlying equipment. Consequently, you could lose the right to future payments and you may not receive your anticipated principal and interest on the notes.

                                 Although IOS Capital and IKON Receivables-2,
                                 LLC both believe that the contribution of the leases should be treated as an absolute and unconditional assignment, for accounting purposes, the leases will be treated as assets of IOS Capital on the tax return of its consolidated group and, for tax purposes, no such assignment will be recognized. This treatment of the assets might increase the risk of recharacterization of the transfer to the issuer as a financing.

Transfer of Servicing May        If IOS Capital were to cease servicing the
Delay Payments to Noteholders    leases, delays in processing payments on the
                                 leases and information regarding lease payments could occur. This could delay payments to the noteholders.

Default or Insolvency of         If lessees default on the leases, lease
Lessees May Reduce Payments to   payments will decrease and funds available for
Noteholders                      payment to you will be reduced.

No Recourse Against Affiliates   There is no recourse against any affiliates of
of the Issuer                    the issuer. The notes represent debt of the
                                 issuer payable solely from the related asset pool and any applicable credit enhancement. If the lease payments, any other assets pledged to secure the notes and any applicable credit enhancement are insufficient to pay the notes in full, you have no rights to obtain payment from IOS Capital or any of its affiliates other than the issuer. The issuer is a limited liability company with limited assets.

Losses and Delinquencies on      We cannot guarantee that the delinquency and
the Leases May Differ From the   loss levels of leases in the asset pools will
Originator's Historical Loss     correspond to the historical levels the
and Delinquency Levels           originator experienced on its equipment lease
                                 portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

                                   .    changes in the federal income tax laws;
                                        or

                                   .    changes in the local, regional or
                                        national economies.

The Addition and Substitution    If a significant number of leases are added or
of Leases May Adversely Affect   replaced, this could affect the rate at which
Cashflow and May Decrease the    funds are distributed on the notes and decrease
Yield on the Notes               the yield to noteholders. The transaction
                                 documents will permit IOS Capital under certain circumstances, to substitute or add qualifying leases. The addition or substitution of leases may include leases that have different payment due dates, installment amounts and maturity dates than the existing or substituted leases.

                                 IOS Capital may only add or substitute leases that meet qualifying characteristics and conditions. The ability of IOS Capital to acquire such leases depends upon its ability to originate enough leases that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. The addition or substitution of leases could increase the geographic, equipment or other concentrations of the related asset pool. Consequently, any adverse economic or social factors that particularly affect a particular geographic area, certain types of equipment or other concentrations of leases in the related asset pool may adversely affect the performance of the asset pool, which, in turn, could affect the rating of the notes.

Technological Obsolescence of    If technological advances relating to office
Equipment May Reduce Value of    equipment cause leased equipment to become
Collateral                       obsolete, the value of the equipment will
                                 decrease. This will reduce the amount of monies recoverable should the equipment be sold following a lease default and you may not recover the full amount due on your notes.

                       Where You Can Find More Information

          The issuer or the servicer will file with the SEC all required annual, quarterly and special reports, proxy statements and other information about the notes. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

            New York Regional Office         Chicago Regional Office
            233 Broadway                     Citicorp Center
            New York, NY 10048               500 West Madison Street, Suite 1400
                                             Chicago, Illinois 60661

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf the issuer until we terminate our offering of the notes.

          We filed a registration statement relating to the notes with the SEC. This Prospectus is part of the registration statement but the registration statement includes additional information. As a recipient of this Prospectus, you may request a copy of the registration statement and any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

                             IOS Capital, LLC
                             Attn: Harry Kozee
                             1738 Bass Road
                             P.O. Box 9115
                             Macon, GA 31208
                             (912) 471-2300

          You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying Prospectus Supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or the accompanying Prospectus Supplement.

          You can find a listing of the pages where capitalized terms are defined under "Index of Terms" beginning on page 45 in this Prospectus.

                                   The Issuer

          IKON Receivables Funding, LLC (the "Issuer") is a Delaware limited liability company all of the membership interests in which will be held by IKON Receivables-2, LLC, a special purpose Delaware limited liability company (the "Seller"). All of the membership interests in the Seller are, in turn, held by IOS Capital, LLC ("IOS Capital" " or the "Originator"). The Issuer was formed on October 9, 2001. The Issuer was organized for the limited purpose of engaging in the transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and certain agreements from engaging in other activities. In addition, its organizational documents and certain agreements require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of the Originator or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 1738 Bass Road, Macon, Georgia 31208.

          The Issuer will from time to time sell a series of Notes consisting of one or more classes on terms to be determined at the time of sale and described in a related Prospectus Supplement. The Notes of each series will be secured solely by the related Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The servicer of any Asset Pool relating to any series of Notes may be IOS Capital or another affiliate of the Issuer (IOS Capital or such other servicer, in its capacity as servicer, the "Servicer").

          Because the Issuer has no operating history and will not engage in any business other than activities incidental to the acquisition of each Asset Pool (including asset pools relating to each series of notes) and the issuance of the Notes (including the issuance of various series of Notes), no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Issuer have been included herein, but such financial information may be included in the Prospectus Supplement with respect to subsequent series of Notes as such financial information becomes available.

          The Issuer will pledge its interests in an Asset Pool to a Trustee in respect of the related series of Notes pursuant to an Indenture between the Issuer and such Trustee.

          The balance sheet of the Issuer at March 5, 2002 is attached as
Exhibit 1 hereto.

                                 The Asset Pools

          The Notes of each series will be secured by a segregated pool of equipment leases or contracts and related assets (an "Asset Pool"). The property comprising each Asset Pool may include (i) a pool of leases, which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations (each, a "Lease") and may include certain renewal payments thereunder, (ii) certain monies due under the Leases on or after a specified date (the "Cut-off Date"), (iii) monies held from time to time in one or more accounts established and maintained pursuant to the related Transaction Documents (as defined herein), (iv) a security interest in the Seller's interests in the underlying equipment and related property relating to such pool of Leases (such equipment and related property, the "Equipment"), (v) the rights of the Issuer under any interest rate swap agreement relating to the Asset Pool, (vi) the rights of the Issuer under the Assignment and Servicing Agreement (as defined herein) relating to the Asset Pool, and (vii) investment earnings on certain accounts created under the related Indenture. The Leases, including the Issuer's security interest in the underlying equipment and other property relating to the Leases, in an Asset Pool are referred to as the "Lease Receivables."

          The Issuer will not have and the Asset Pools will not include any residual interest in any Equipment after the related Lease has been paid in full.

          The Equipment generally will be limited to personal property which is leased or financed by the Originator to lessees (each a "Lessee" and, collectively, "Lessees") pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

          The Lease Receivables will be acquired by the Seller from the Originator under an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred by the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Leases included in an Asset Pool will be selected from Leases held by the Originator based on the criteria described under "The Leases--Eligible Leases."

          On or prior to the date of issuance of the Notes of any series to the holders of Notes, the Issuer will form an Asset Pool by (i) acquiring Lease Receivables pursuant to the related Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee, relating to the issuance of the Notes.

          The Leases in each Asset Pool will have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The material underwriting criteria applicable to the Leases are described under "Originator's Leasing Business."

          Management's Discussion and Analysis of Financial Condition

          As of the date of this Prospectus, the Issuer has no operating history. The net proceeds of the sale of the Notes of each series will be used to fund any applicable reserve or other accounts and to make distributions to the owner of the Issuer. See "Use of Proceeds." The Issuer is prohibited by its Limited Liability Company Agreement from engaging in business other than (i) the purchase of equipment leases and Lease Receivables from IOS Capital and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Limited Liability Company Agreement to only such activities that relate to the Lease Receivables.

          Directors and Executive Officers of the Manager of the Issuer

          The following table sets forth the executive officers and directors of, the manager of the Issuer ("Manager"), and their ages and positions as of October 1, 2001. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the officers and directors of the Manager will participate in the management of the Issuer only to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.

-------------------------------------------------------------------------------------
Name                        Age    Position
-------------------------------------------------------------------------------------
Russell Slack               44     President & Director

Harry Kozee                 46     Chief Financial Officer, Vice President & Director

J. F. Quinn                 46     Vice President, Treasurer & Director

Don H. Liu                  40     Secretary

Dominic Liberatore          39     Assistant Secretary

          Russell S. Slack has served as President and Director of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Slack has served as the President of IOS Capital since 1999. Mr. Slack joined IOS Capital in 1996. Prior to Mr. Slack's appointment as President of IOS Capital, Mr. Slack served as the Director of Portfolio Quality. Prior to joining IOS Capital, Mr. Slack was an Assistant Vice President for Citicorp from 1993 through 1996. Prior to joining Citicorp, Mr. Slack spent approximately 11 years in the leasing and financial services industry.

          Harry Kozee has served as Chief Financial Officer, Vice President and Director of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Kozee has served as Vice President-Finance of IOS Capital since 1993. Mr. Kozee joined IOS Capital in 1991 and was promoted to Controller in 1992. Prior to joining IOS Capital, Mr. Kozee spent 15 years in auditing and in the financial services industry.

          J.F. Quinn has served as Vice President, Treasurer and Director of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Quinn has served as Treasurer of IKON Office Solutions, Inc. from November 1997 to the present. Prior to assuming his current position, Mr. Quinn served as Assistant Treasurer from January 1996 through November 1997 and Manager, Foreign Exchange and Cash Management from June 1994 through January 1996. Before joining IKON Office Solutions, Mr. Quinn served as Manager, Foreign Exchange for ARCO Chemical Company, Manager, Financial Services for the Columbia Gas System, Inc. and Supervising Senior Auditor for Peat, Marwick, Mitchell & Co.

          Don H. Liu has served as Secretary of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Liu serves as Senior Vice President, General Counsel, Secretary and Chair of the Diversity Council at IKON Office Solutions, Inc. Prior to joining IKON Office Solutions in March of 1999, he was Vice President and Deputy Chief Legal Officer at Aetna U. S. Healthcare from 1992-1999. Before joining Aetna U.S. Healthcare, Mr. Liu practiced law in New York City in the areas of mergers and acquisitions and general corporate law.

          Dominic A. Liberatore has served as Assistant Secretary of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Liberatore serves as Chief Counsel of Leasing for IKON Office Solutions, Inc. Mr. Liberatore joined IKON Office Solutions, Inc. in September of 1999. Prior to joining IKON Office Solutions, Mr. Liberatore was Counsel to Copelco Financial Services Group, Inc. from 1995 through 1999. Before joining Copelco Financial Services Group, Inc., Mr. Liberatore spent 9 years practicing law in the areas of finance, leasing and general corporate law.

          The Lease Information with respect to the Lease Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including the composition of such Lease Receivables and the distribution of such Lease Receivables by equipment type, payment frequency and Discounted Present Value of the Leases (as defined herein) as of the applicable Cut-Off Date. As of the date of issuance of the Notes of any series, no more than 5% of the Lease Receivables in the related Asset Pool (as measured by Discounted Present Value of the Leases) will deviate from the characteristics of the Lease Receivables described in the related Prospectus Supplement.

                                   The Leases

Eligible Leases

          All Leases have been originated or acquired in the ordinary course of the Originator's business and comply with the Originator's credit and collections policies. In addition, the following eligibility requirements apply or will apply to all Leases on or prior to the related Cut-Off Date (collectively, "Eligible Leases"):

          (i) The Leases are valid and enforceable, and unconditionally obligate the Lessee to make periodic Lease Payments (as defined herein) (including taxes);

          (ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses that require the Lessee to pay all remaining scheduled payments under such Lease upon early termination or prepayment);

          (iii) All payments payable under the Leases are absolute, unconditional obligations of the Lessees;

          (iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

          (v)   The Leases do not materially violate any U.S. or state laws;

          (vi) In the event of a Casualty (as defined herein), the Lessee is required to pay at a minimum the outstanding principal or net book value of the Leases and any applicable make-whole premium;

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

          (vii) The Leases have been transferred to the Issuer free and clear of any liens and are assignable without prior written consent of the Lessee;

          (viii) The Leases are U.S. dollar-denominated and the lessor and each Lessee are located in the United States;

          (ix)   The Lease is not a consumer lease;

          (x) No more than three percent (3%) of the Leases in any Asset Pool will consist of Leases with government entities as the obligor;

          (xi) The Lease is not subject to any guaranty by the Lessor or Originator but may be subject to the guaranty of others;

          (xii) No adverse selection was used in selecting the Lease for transfer to the Issuer;

          (xiii) The Lessee has represented to the Originator that it has accepted the Equipment;

          (xiv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

          (xv)   The Leases are not Non-Performing Leases (as defined herein);
     and

          (xvi) Each Lease is not more than 62 days past due at time of transfer to the Issuer.

Accounting Characteristics

          The Leases consist of finance leases for accounting purposes. In a finance lease, the lessor transfers substantially all benefits and risks of ownership of the underlying equipment to the lessee. In accordance with Statement of Financial Accounting Standards No. 13, a lease is classified as a finance lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the equipment to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the equipment at inception of the lease.

          Although the Leases are finance leases for accounting purposes, some or all of the Leases may be considered operating or non-finance leases for tax, bankruptcy law or other purposes.

Discounted Present Value

          The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, will equal the future remaining scheduled payments (not including delinquent amounts, excess copy charges and maintenance charges) from the Leases (including Non-Performing Leases), discounted at the rate specified in the related Prospectus Supplement (the "Discount Rate"). The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing Leases (not including delinquent amounts and maintenance charges), discounted at the Discount Rate. The Discounted Present Value of the Leases in respect of each Asset Pool as of the initial Cut-Off Date, calculated at the Discount Rate, will be specified in the related Prospectus Supplement.

          In connection with all calculations required to be made pursuant to an Indenture or an Assignment and Servicing Agreement with respect to the determination of the Discounted Present Value of the Leases at any given time, it will be assumed that:

          (i) Lease Payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month immediately preceding the related Payment Date;

          (ii) Lease Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

          (iii) Lease Payments are discounted to the last day of the calendar month prior to the relevant calculation date.

          In addition, each Indenture and Assignment and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on or with respect to any date will be calculated after giving effect to any payments received prior to the date of that calculation to the extent such payments relate to scheduled payments due and payable with respect to the related Due Period (as defined herein) and all prior Due Periods.

Delinquencies and Gross Losses

          Information relating to the Originator's delinquency and gross loss experience with respect to leases it has originated or acquired will be set forth in the related Prospectus Supplement. This information may include, among other things, the experience with respect to all leases in the Originator's portfolio during specified periods, including leases not included in any Asset Pool and leases which may not meet the criteria for selection as a Lease Receivable for an Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Originator's prior experience.

Maturity and Prepayment Considerations

     If a Lease permits a prepayment, the amount of the prepayment, together with accelerated payments resulting from defaults, will, subject to the use of those monies to acquire additional or substituted leases pursuant to the terms of the applicable Transaction Documents, shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Originator will be obligated to reacquire Lease Receivables from the Issuer pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes, which results from prepayments, will be borne entirely by the Noteholders.

Acquisition of Lease Receivables

          The Lease Receivables underlying the Notes will be acquired pursuant to an Assignment and Servicing Agreement (i) by the Seller from the Originator and (ii) by the Issuer from the Seller.

          The Issuer expects that each Lease Receivable so acquired will have been originated or acquired by the Originator in accordance with the underwriting criteria specified herein and sold to the Seller. See "The Originator's Leasing Business - Credit Policies and Loss Experience" herein. Pursuant to the Assignment and Servicing Agreement, the Originator will make certain representations and warranties to the Seller in respect of the related Lease Receivables and the benefit of such representations and warranties will be assigned to the Issuer pursuant to the Assignment and Servicing Agreement. The Issuer will assign all its rights under the Assignment and Servicing Agreement to the Trustee for the benefit of the Noteholders with the result that the Originator will be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of the Originator's representations or warranties.

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                                  Pool Factors

          A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original outstanding principal amount of such Noteholder's Notes and (ii) the applicable Pool Factor. The "Pool Factor" for each Class of Notes will be a seven-digit decimal, which the Servicer will compute on each determination date prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable payment date (the "Payment Date"), as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes.

          The Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Lease Receivables, the balance of Leases in the Asset Pool, the Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 Use of Proceeds

          The net proceeds from the sale of the Notes of each series will be used to fund any applicable reserve or other accounts and to make distributions by the Issuer to the Seller and by the Seller to the Originator.

                        The Originator's Leasing Business

          The Originator, formerly known as IOS Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON Office Solutions"). On December 31, 2001 the name of the Originator was changed to IOS Capital, LLC and the Originator was converted from a Delaware corporation to a Delaware limited liability company. The Originator is a wholly-owned subsidiary of IKON Office Solutions. The Originator's corporate headquarters are located at 1738 Bass Road, Macon, Georgia 31210. The Originator's securities are registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Originator is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ended September 30, 2001 on December 24, 2001. Also, the Originator filed a 10-Q for the fiscal quarter ended December 31, 2001 on February 14, 2002. A copy of the reports, including the exhibits thereto, are available to the public on the SEC's web site at http://www.sec.gov. Requests for copies or other information should be directed to IOS Capital, LLC, 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31210, Attn: Harry Kozee.

          IKON Office Solutions is a public company headquartered in Malvern, Pennsylvania operating a large network of independent copier and office equipment marketplaces in North America and the United Kingdom. IKON Office Solutions has over 900 locations in the United States, Canada, the United Kingdom, Germany, France, Denmark and Mexico. IKON Office Solutions also provides equipment services and supplies, outsourcing and imaging services, such as mailroom and copy center management, specialized document copying services and electronic imaging and file conversion. IKON Office Solutions also offers network consulting and design, hardware and software product interfaces, computer networking, technology training and software solutions for the networked office environment. IKON Office Solutions' fiscal 2001 gross revenues were $5.3 billion.

          The Originator is engaged in the business of arranging lease financing for office equipment marketed by members of IKON Office Solutions' independent dealer network ("IKON Marketplaces"), which sell and service copier equipment and facsimile machines. The ability to offer lease financing on this equipment through the Originator is considered a competitive marketing advantage which more closely ties IKON Office Solutions to its customer base. During the 2001 fiscal year, 75% of new equipment sold by IKON marketplaces was financed through the Originator. The Originator and IKON Office Solutions will seek to increase this percentage in the future, as leasing enhances the overall profit margin on equipment and is considered an important customer retention strategy. For the fiscal years ended September 30, 2001 and 2000, the Originator's operating revenues totaled approximately $377.4 million and $358.4 million, respectively, with net income of approximately $84.7 million and $79.4 million, respectively.

          The equipment financed by the Originator consists of copiers, facsimile machines, and related accessories and peripheral equipment, the majority of which are produced by major office equipment manufacturers. Currently 20% of the equipment financed by the Originator represents analog copiers, 63% digital copiers, 12% color copiers, 2% facsimile machines, and 3% other equipment. Although equipment models vary, IKON Office Solutions is increasingly focusing its marketing efforts on the sale of higher segment equipment, such as copiers which produce 50 or more impressions per minute.

          The Originator's customer base (which consists of the end users of the equipment) is widely dispersed, with the ten largest customers representing less than 3% of the Originator's total lease portfolio as of September 30, 2001. The typical new lease financed by the Originator during fiscal year 2001 averaged $19,000 in amount and 51 months in duration. Although 96% of the leases in the Originator's total lease portfolio as of September 30, 2001 are scheduled for regular monthly payments, customers are also offered quarterly, semi-annual and other customized payment terms. In connection with its leasing activities, the Originator performs billing, collection, property and sales tax filings, and provides quotes on equipment upgrades and lease-end notification. The Originator also provides certain financial reporting services to the IKON marketplaces, such as a monthly report of marketplace increases in leasing activity and related statistics.

Types of Leases

          The lease portfolio of the Originator consists of direct financing leases and funded leases, although the Leases to be included in any Asset Pool will consist solely of direct financing leases. Funded leases are contractual obligations between IKON Office Solutions and IKON Marketplaces which have been financed by the Originator. Direct financing leases are contractual obligations between the Originator and the IKON Office Solutions customer and represent the majority of the Originator's lease portfolio.

          Funded leases and direct financing leases are structured as either tax leases (from the Originator's perspective) or conditional sales contracts, depending on the customer's needs. The customer decides which of the two structures it desires. Under either structure, the total cost of the equipment to the customer is substantially the same (assuming the exercise of the purchase option).

          Tax leases represented 97% of the Originator's total lease portfolio as of September 30, 2001. The Originator is considered to be the owner of the equipment for tax purposes during the life of these leases and receives the tax benefit associated with equipment depreciation. Tax leases are structured with a fair market value purchase option. Generally, the customer may return the equipment, continue to rent the equipment or purchase the equipment for its fair market value at the end of the lease.

          Each tax lease has an assumed equipment residual value generally ranging from 0% to 25% of original retail price, depending on model and term. Although an Asset Pool may include tax leases with residual values, such residual values will not be available for the benefit of the Noteholders of such Asset Pool.

          Conditional sale contracts account for the remaining 3% of the total leases in the Originator's portfolio. Under these arrangements, the customer is considered to be the owner of the equipment for tax purposes and is entitled to receive any tax benefit associated with equipment depreciation. Each conditional sales contract has an assumed residual value of 0%. Conditional sales contracts are customarily structured with higher monthly lease payments than the tax leases and have a $1 purchase option for the equipment at the end of the lease term. Although the customer has the option of returning or continuing to rent the equipment at lease-end, the customer almost always exercises the $1 purchase option at the end of the lease term.

Credit Policies and Loss Experience

          General. Prior to January 1998, IKON Office Solutions maintained a decentralized credit policy. Each IKON marketplace was responsible for developing and maintaining a credit policy that governed credit practices and procedures. The policies contained minimum credit standards. Credit authority levels were established and maintained locally with ultimate authority vested in the district presidents and district CFOs. The Originator provided credit assistance through the support of an automated front-end lease application tracking system ("CLAS").

          Beginning in January 1998, IKON Office Solutions centralized its credit policy. IKON Office Solutions' National Risk Management Policy established minimum standards for all IKON Office Solutions leasing transactions and vested all credit authority with the Originator. The policy uses a tiered approach incorporating analyst reviews and credit scoring based on customer exposure.

          Origination. Lease packages are assembled by an IKON Office Solutions sales representative and submitted to its respective IKON marketplace or district processing center. The IKON marketplace and/or district have the responsibility to review for accuracy and completeness prior to submission to the Originator for funding. The marketplace and/or district administration staff enter the lease applications into the CLAS program. The CLAS program provides both the credit processing and lease administration module. When applications have completed both modules, the documents have been reviewed and the invoice has been prepared, the marketplace and/or district administration staff forward the leasing package for funding review and transmit the CLAS application to the Originator.

          The Originator reviews all documents for completion, accuracy and compliance. Any changes to the original document must be approved by the Originator's contract and documentation review specialists. Each application is checked for credit approval based on a comprehensive risk management policy. When the transaction has completed final review the CLAS application is updated and uploaded to the mainframe for activation, funding and invoicing.

          Credit Processing. The Originator's credit process is segmented by transaction size and approval authority. The "High Risk Review List" lists industries or customers which are considered volatile and require special attention. Guidelines are also established for automatic approvals which require minimal information.

          The IKON Office Solutions approval process is tiered based upon customer exposure. Requests less than $50,000 use the CLAS credit scorecard for approval. Credit scoring for smaller balance exposures provides the Originator with the ability to adjust risk scores system-wide and monitor performance. Exposures of $50,000 to $250,000 rely on the expertise of the Originator's credit staff in analyzing and verifying information regarding bank relationships, trade references, D&B Business Information Reports, and financial statements and/or tax returns. Exposures of more than $250,000 benefit from the combined resources of the districts and the Originator, while maintaining local ownership of the customer. Ideally, the process will be transparent to the customer yet provide the necessary and timely information required to understand the risk factors of the exposure and those in the portfolio.

          Based upon the segmented approach, the following approval authorities have been established:

          . Customer Service Professional and/or Customer Service Professional Manager
             Dun & Bradstreet rated according to a decision matrix; up to $50,000; no override authority.

          .  Business Credit Analysts
             Up to high risk transactions.

          .  Senior Credit Analysts
             Single signature for exposure up to $1 million; dual signature for exposure up to $2 million.

          .  Director of Portfolio Quality & National Credit Coordinator
             Single signature for exposure up to $2 million; dual signature for exposure up to $5 million.

          .  Corporate
             Exposure in excess of $5 million.

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

          Challenges to the recommendations of the Originator's credit analysts will be the responsibility of the IKON Office Solutions district presidents. In the event the analyst does not agree with the actions recommended by the IKON Office Solutions district, the Originator senior management will be requested to intervene. Sole credit authority remains with the Originator, not IKON Office Solutions. The requirements for the above approval categories for exposures under $250,000 may be overridden with approval of a Senior Credit Analyst, National Credit Coordinator, Director of Portfolio Quality or President of the Originator. Justifications will be entered into CLAS.

          Collections. Accounts for collection are selected by management using a computer system and pre-determined assignment logic. Collectors have a system queue that is regenerated each night, and accounts queue on line. Between 15 and 45 days past due, depending on contract balance, all accounts are contacted via telephone, letter or both. These initial contacts are designed as reminders to facilitate payments. After 45 days, collection calls continue with increasing intensity. If a dispute or equipment allegation is made, the servicer of the equipment in notified, but collection efforts, both verbal and written, continue. By 60 days past due, any guarantor is contacted. Between 61 and 90 days past due calls and letters continue, and escalation to higher levels is pursued. The customer contact at this point will be with a controller or vice president. Collection supervisors monitor the progress and ask for definitive plans to resolve any outstanding issues. At 90 days past due, the customer is notified of possible repossession of the equipment. Accelerated demand letters, explaining the contract terms, are sent shortly thereafter. A formal notice of repossession is generally sent at 105 days past due. Through monthly delinquency review meetings, collection strategies are discussed and then implemented. Chargebacks are recognized in accordance with Originator's national risk management policy which requires charge offs between 120 and 180 days contractually past due. Any time during the handling of the account, a collector can accelerate the process if the situation warrants. All collection activity is documented through on line notation, which includes a record of letters sent. Quality contracts, queue status and other statistics are tracked and reviewed weekly to assure compliance and effectiveness.

          Delinquency and Loss Experience. Historical delinquency information for leases not charged off and loss information for leases owned and included in IOS Capital's servicing portfolio will be set forth in each Prospectus Supplement. See "The Leases--Delinquencies and Gross Losses".

                                   The Trustee

          The Trustee for a series of Notes will be identified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Notes will be limited solely to the express obligations of the Trustee set forth in the Indenture. The Originator and its affiliates may from time to time enter into normal banking and Trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate Trustee under the Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate Trustee or co-Trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

          No resignation or removal of the Trustee and no appointment of a successor Trustee will become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign at any time by giving written notice thereof to the Issuer and the Servicer and by mailing notice of resignation by first-class mail, postage prepaid, to the Noteholders of such series at their addresses appearing on the security register. The Trustee may be removed at any time by written notice of the holders of Notes evidencing more than 66% of the voting rights thereof, delivered to the Trustee and the Issuer. If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer must promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Trustee will make no representations as to the validity or sufficiency of the Assignment and Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by the Servicer or the Issuer of any funds paid to the Issuer in consideration of the sale of any Notes. If no Servicer Events of Default (as defined herein) have occurred, then the Trustee will be required to perform only those duties specifically required of it under the Assignment and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Assignment and Servicing Agreement.

          No recourse is available based on any provision of the Assignment and Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against the Trustee, in its individual capacity, and the Trustee will not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Servicer or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own gross negligence or willful misconduct.

          The Trustee will be entitled to receive (a) reasonable compensation for its services,(b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of performance of its duties thereunder.

                            Description of the Notes

General

          Each series of the Notes will be issued pursuant to an Indenture. The following summaries (together with additional summaries under "Description of the Transaction Documents" below) describe all material terms and provisions of the Notes. The summaries do not contain all the terms of the Notes and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Transaction Documents and the Notes.

          All of the Notes offered by this Prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each a "Rating Agency" and, collectively, the "Rating Agencies").

          The Notes will generally be styled as debt instruments, having a principal balance and a specified floating or fixed interest rate. The Notes of each series will represent debt secured by an Asset Pool comprised primarily of the Lease Receivables described in the related Prospectus Supplement.

General Payment Terms of Notes

          As provided in the related Transaction Documents, Noteholders will be entitled to receive payments on their Notes on the specified Payment Dates or on the next day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer (and, if applicable, any credit enhancement provider) are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

          Neither the Notes nor the underlying Lease Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Issuer, the Servicer, the Seller, any Trustee or any of their respective affiliates.

Collections

          The following funds will be deposited into the Collection Account (as defined below):

          (a) Lease Payments;

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

          (b) recoveries from Non-Performing Leases (as defined below) to the extent the Originator has not substituted Substitute Leases (as defined below) for such Non-Performing Leases;

          (c) late charges received on delinquent Lease Payments not advanced by the Servicer;

          (d) proceeds from purchases of Leases by the Originator as a result of breaches of representations and warranties to the extent the Originator has not substituted Substitute Leases for such Leases;

          (e) any amounts due to the Issuer from the applicable counterparty under any interest rate swap agreement related to any series;

          (f) proceeds from investment of funds in the Collection Account and any other applicable Transaction Account (as defined below);

          (g) Casualty Payments;

          (h) Retainable Deposits (each as defined below);

          (i) Servicer Advances (as defined below, if any);

          (j) Termination Payments (as defined below), to the extent the Issuer does not reinvest such Termination Payments in Additional Leases; and

          (k) proceeds received to effect a redemption of the Notes pursuant to the Indenture.

          The foregoing funds on deposit in the Collection Account on each determination date relating to a Payment Date, excluding Lease Payments not due during the preceding calendar month (a "Due Period") or any prior Due Period, together with any funds deposited into the Collection Account from any Reserve Account as described below under "Distributions," will constitute available funds ("Available Funds"). Available Funds do not include cash flows realized from the sale or release of Equipment following the expiration date of the related Lease other than Equipment subject to Non-Performing Leases (as defined below) that have not been replaced.

          The Servicer must deposit the funds referred to in clauses (a) through
(d), (f) and (i) above into the Collection Account within two Business Days of receipt thereof by the Servicer. The funds referred to in clauses (e), (g), (h) and (j) above are to be deposited into the Collection Account on or prior to the related Payment Date.

          A "Lease Payment" is the equipment financing portion of each fixed periodic rental payment payable by a Lessee under a Lease. Casualty Payments, Retainable Deposits, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such Lease, security deposits, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance or other specific charges such as excess copy charges are not Lease Payments. To the extent applicable with respect to a series of Notes, Lease Payments may include certain renewal payments with respect to the Leases.

          A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments or in the termination of the Lessee's obligation to make future Lease Payments.

          A "Retainable Deposit" is any security or other similar deposit which the Servicer has determined in accordance with its customary servicing practices is not refundable to the related Lessee.

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

          A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease (other than on account of a Casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

          "Non-Performing Leases" are (i) Leases that have become more than 123 days delinquent, (ii) Leases that have been accelerated by the Servicer or (iii) Leases that the Servicer has determined to be uncollectible in accordance with the Servicer's customary practices.

Distributions

          On each Payment Date, Available Funds will be applied to make payments of principal and interest due on the Notes, amounts owed to the Servicer, Trustee (to the extent not payable by the Servicer) and other parties and for other purposes as described and in the priority set forth in the related Prospectus Supplement. If a Reserve Account is established for a series of Notes, the related Prospectus Supplement will describe how much in that account will be transferred to the Collection Account when there is a deficiency in Available Funds otherwise available to make any payment due on each Payment Date. Similarly, the related Prospectus Supplement will describe the extent to which the proceeds of any applicable credit enhancement will be applied to make up any such deficiency.

Prepayment and Yield Considerations

          The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. The rate of such prepayments and liquidations may be influenced by a number of other factors, including general economic conditions. The rate of principal payments may also be affected by any repurchase of the underlying Leases by the Originator or Seller pursuant to the Assignment and Servicing Agreement. In such event, the application of the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease.

          Subject to certain limitations, the Originator will have the option to substitute Eligible Leases having similar characteristics (each a "Substitute Lease") for (i) Non-Performing Leases, (ii) Leases subject to repurchase as a result of a breach of a representation and warranty by the Originator under the Transaction Documents which breach has not been cured following discovery/notice of such breach (each, a "Warranty Lease") and (iii) Leases following a modification or adjustment to the terms of such Lease (each an "Adjusted Lease"). The Originator may substitute Substitute Leases for Non-Performing Leases, Adjusted Leases or Warranty Leases in amounts not to exceed specified percentages (to be stated in the related prospectus supplement) of the Discounted Present Value of the Leases as of the original Cut-Off Date. In addition, in the event of a Lease that terminates early or which has been prepaid in full (each, an "Early Termination Lease"), the Originator will have the option to transfer an additional lease of similar characteristics (each, an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Present Value of not less than the Discounted Present Value of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases must be at least equal to those of the replaced Leases through the term of such replaced Leases. In the event that a Substitute Lease is not provided for a Non-Performing Lease, the Discounted Present Value of the Leases in the related Asset Pool will be reduced in an amount at least equal to the Discounted Present Value of the Non-Performing Lease, plus any delinquent payments.

          The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Book-Entry Registration

          Noteholders of a given series may hold their Notes through the Depository Trust Company ("DTC") (in the United States) or Clearstream (defined below) or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

          Cede & Co. ("Cede"), as nominee for DTC, will hold the global Notes in respect of given series. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

          Because of time-zone differences, credits of Notes in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and those credits or any transactions in those subsequent Notes will be reported to the relevant Clearstream Participant or Euroclear Participant on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

          Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Issuer or note paying agent to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

          DTC will advise the Issuer and/or Trustee in respect of each series that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

          Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, a societe anonyme. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 40 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has over 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a customer of Clearstream.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator is Euroclear Bank S.A./N.V., a bank organized under the laws of Belgium. It is regulated and examined by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of notes and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to Notes in the Euroclear System. All Notes in the Euroclear System are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

          According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Except as required by law, neither the Issuer nor any paying agent will have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Notes

          The Notes of any series will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to such Notes and such Issuer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Assignment and Servicing Agreement. Noteholders representing at least a majority of the outstanding principal amount of the Notes of that series advise the Issuer through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of its Notes and receipt of instructions for reregistration, the Issuer will reissue DTC's Notes as Definitive Notes to the Noteholders in the amounts specified in the reregistration instructions.

          Distributions of principal of, and interest on, Definitive Notes will thereafter be made by the Issuer in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

          Definitive Notes will be transferable and exchangeable at the offices of the Issuer or Trustee or of a certificate registrar named in a notice delivered to holders of the Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

          On or prior to each Payment Date, the Servicer or the Trustee will forward or cause to be forwarded to each holder of record of a Class of Notes a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the Transaction Document which generally will include the following information:

          (i) the amount of the distribution with respect to that class of Notes;

          (ii)  the amount of the distribution allocable to principal;

          (iii) the amount of the distribution allocable to interest;

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

          (iv) the Discounted Present Value of the Leases in the related Asset Pool;

          (v) the Asset Pool balance;

          (vi) the aggregate outstanding principal balance and the Pool Factor for such Class of Notes after giving effect to all payments reported under
     (ii) above on such Payment Date;

          (vii) the amount paid to or retained by the Servicer, if any, with respect to the related Due Period; and

          (viii) the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for the related Due Period.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer or the Servicer will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

                    Description of the Transaction Documents

          The following summary describes the material terms of each transaction document pursuant to which an Asset Pool will be created and a series of Notes will be issued. For purposes of this Prospectus, the term "Transaction Documents" as used with respect to a series of Notes means the Indenture and Assignment and Servicing Agreement relating to a series of Notes. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This description is not a complete summary of all the provisions of the respective Transaction Documents.

Assignment and Servicing Agreement

          Acquisition of the Lease Receivables. On the Issuance Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to an Assignment and Servicing Agreement in which the Originator will make certain representations and warranties concerning the Lease Receivables. The rights and benefits of the Seller under the Assignment and Servicing Agreement will be assigned to the Issuer by the Seller pursuant to the Assignment and Servicing Agreement and, in turn, pledged to the Trustee under an Indenture.

          Contemporaneously, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Assignment and Servicing Agreement. The Issuer will pledge the Issuer's right, title and interests in and to the Lease Receivables to the Trustee for the benefit of Noteholders under the Indenture. The rights and benefits of the Issuer under the Assignment and Servicing Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes by the Issuer under the Indenture.

          Additions, Substitutions and Adjustments. The Originator will be obligated to purchase from the Issuer its interest in any Lease in the Asset Pool that has become a Warranty Lease unless an Eligible Lease is substituted therefor in accordance with the related Assignment and Servicing Agreement.

          Pursuant to the Assignment and Servicing Agreement, the Originator will have the option to substitute Eligible Leases for Non-Performing Leases, Adjusted Leases and Warranty Leases and to add Additional Leases. The percentage of Leases in any Asset Pool that can be substituted for Non-Performing Leases, Adjusted Leases and Warranty Leases will be limited, as described in the related Prospectus Supplement, to a percentage of the aggregate Discounted Present Value of the Leases in the Asset Pool as of the related Cut-Off Date. See "Description of the Notes--Prepayment and Yield Considerations."

          Servicing. The Servicer will service the Lease Receivables in an Asset Pool pursuant to an Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

          The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Event of Default by the Servicer.

          The Assignment and Servicing Agreement will provide that the Servicer will take or cause to be taken all actions as are necessary or advisable to service, administer and collect each Lease in accordance with customary and prudent servicing procedures for leases of a similar type, and in accordance with applicable laws, rules and regulations and, in any event, according to a standard of care not less than that which it applies to leases it services for its own account.

          Advances by the Servicer. Prior to any Payment Date, with respect to any series, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on Leases with respect to the prior Due Period. The Servicer will be entitled to reimbursement for Servicer Advances.

          Servicing Compensation. The Servicer will be entitled to receive a servicing fee for each Due Period (the "Servicing Fee") in an amount equal to a specified percentage per annum of the Discounted Present Value of the Performing Leases or the Outstanding Principal Amount of the Notes, as of the first day of such Due Period. The Indenture will specify the priority of the Servicing Fee in relation to payments to Noteholders and other persons. The Servicing Fee may be paid prior to any distribution to the Noteholders.

          If so provided in the related Transaction Documents, the Servicer will also be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of performance of its duties as Servicer and to collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

          The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of similar types of leases as an agent for their beneficial owner. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Issuer and the Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

          Statements to Trustees and Issuer. Prior to each Payment Date for a series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes--Reports to Noteholders."

          Evidence as to Compliance. The Assignment and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer and the Trustee, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Issuance Date) with certain standards relating to the servicing of the Lease Receivables.

          The Assignment and Servicing Agreement will also provide for the annual delivery to the Issuer and/or the Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under the Assignment and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first certificate, the period from the applicable Issuance Date) or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. The Servicer also will agree to give the Trustee notice of certain Servicer Events of Defaults (as defined below) under the related Assignment and Servicing Agreement.

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

          Copies of such statements and certificates may be obtained by Noteholders owning at least 25% of the outstanding principal amount of the Notes of the relevant series upon request in writing addressed to the Trustee or the Servicer.

          Certain Matters Regarding the Servicer. The Assignment and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No resignation by the Servicer will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Assignment and Servicing Agreement.

          The Assignment and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, or agents will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Assignment and Servicing Agreement; provided, however, that neither the Servicer nor any of
                     --------  -------
those other persons will be protected against any liability that would otherwise be imposed based on any breach of the warranties, representations or warranties made by the Servicer in the Assignment and Servicing Agreement or by reason of willful misfeasance, bad faith or negligence in the performance or non-performance of duties.

          Under the circumstances specified in the Assignment and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Assignment and Servicing Agreement.

          Servicer Events of Default. The following events and conditions, and any additional events and conditions that are described in the related Prospectus Supplement, will be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

          (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

          (b) failure on the part of the Servicer to pay to the Trustee on the date when due, any payment required to be made by the Servicer pursuant to the Assignment and Servicing Agreement;

          (c) default on the part of either the Servicer or (so long as IOS Capital is the Servicer) IOS Capital in its observance or performance in any material respect of certain covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of
              (i) the date it first becomes known to any officer of IOS Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or IOS Capital, as the case may be, by the Trustee, or to the Servicer or IOS Capital, as the case may be, and the Trustee by any Noteholder;

          (d) if any representation or warranty of IOS Capital made in the Assignment and Servicing Agreement proves to be incorrect in any material respect as of the time made; provided, however, that the
                                                    --------  -------
              breach of any representation or warranty made by IOS Capital in such Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders or the enforceability of the related Indenture or of the related Notes; and provided, further, that a material breach of any
                  --------  -------
              representation or warranty made by IOS Capital in an Assignment and Servicing Agreement with respect to any of the Lease Receivables subject thereto will not constitute a Servicer Event of Default if IOS Capital purchases such Lease Receivable in accordance with the Assignment and Servicing Agreement to the extent provided therein;

          (e) certain insolvency or bankruptcy events relating to the Servicer;

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

          (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit on or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and not waived by the person or persons entitled to performance; or

          (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          Rights upon Servicer Events of Default. As long as a Servicer Event of Default under the Assignment and Servicing Agreement remains unremedied, the Trustee may, and upon the instruction of holders of Notes evidencing not less than 66-2/3% in principal amount of the Notes of the relevant series or, if and to the extent described in the related Prospectus Supplement, any credit enhancement provider, shall, terminate all the rights and obligations of the Servicer, if any, under the related Assignment and Servicing Agreement, whereupon a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Assignment and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Event of Default other than the appointment of a successor servicer has occurred, the bankruptcy trustee or official may have the power to prevent the Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may, subject to certain limitations, appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The Trustee may make arrangements for compensation to be paid to the successor, which in no event may be greater than the servicing compensation payable to the Servicer under the Assignment and Servicing Agreement or such other amount indicated in the related Prospectus Supplement.

Indenture

          Accounts. The Trustee will establish and maintain one or more accounts in the name of such Trustee on behalf of the Noteholders into which payments made on or with respect to the related Lease Receivables shall be deposited as provided in the related Transaction Documents (the "Collection Account"). In addition, the Trustee may establish one or more other separate accounts in the name of the Trustee for the benefit of the Noteholders, (i) for the deposit of funds for distribution to the Noteholders (a "Distribution Account"), (ii) to provide reserves to cover shortfalls in Available Funds (a "Reserve Account"),
(iii) to provide funds for the purchase of additional Lease Receivables during any applicable pre-funding period (a "Pre-Funding Account"), (iv) to provide for an additional reserve account with respect to renewal payments (a "Renewal Account") or (v) for any other purpose (an "Additional Account").

          Funds in the Collection Account and any Distribution Account, Reserve Account, Pre-Funding Account or Additional Account (collectively, the "Transaction Accounts") will be invested as provided in the related Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Eligible Investments generally are limited to obligations that mature not later than the Business Day immediately preceding the next succeeding Payment Date.

          The Transaction Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies and any credit enhancement provider, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

          Distributions. Beginning on the first Payment Date, distributions of principal and interest (or, where applicable, of principal only or interest only) on each Class of Notes entitled thereto will be made to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each Class of Notes will be set forth in the related Prospectus Supplement.

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

          Credit Enhancements. The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Notes of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of an insurance policy, subordination of one or more classes of Notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit enhancement for a Class of Notes may cover one or more other classes of Notes of the same series, and credit enhancement for a series of Notes may cover one or more other series of Notes.

          The presence of credit enhancement for the benefit of any Class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Class of Notes or more than one series of Notes, Noteholders of any such Class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other series.

          If the protection provided to the Noteholders of a given Class of Notes by any applicable credit enhancement or by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the Asset Pool.

          Modification of the Indenture. Under an Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding under the Indenture or, if and to the extent described in the related Prospectus Supplement, the consent of any credit enhancement provider; but no such modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding related Notes and no such modification may be made without the consent of the holder of each outstanding note affected thereby if it would: (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof; or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under that Indenture or (c) modify the provisions of the Indenture restricting modifications or waivers of the provisions of the Indenture except to increase any percentage or fraction set forth therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the Indenture treating Notes held by the Issuer or any affiliate of the Issuer as not being "Outstanding" for certain purposes under the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of any Asset Pool or, except as provided in the Indenture, terminate the lien of the Indenture on any part of an Asset Pool at any time subject to the Indenture or deprive any Noteholder of the security afforded by the lien of the Indenture.

          Events of Default. "Events of Default" under an Indenture will include, in addition to any other events or conditions described in the related Prospectus Supplement: (i) a default for five days or more in the payment of any interest on any Note issued under that Indenture; (ii) a default in the payment of the principal of or any installment of the principal of any Note at the stated maturity or when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement regarding the contemplated transaction made in the related Transaction Documents, or any representation or warranty made by the Issuer in the Transaction Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any default or the failure to cure a breach of a representation or warranty for a period of 30 days (or in certain circumstances 90 days) after notice thereof is given to the Issuer by the Trustee or the Issuer and the Trustee by the holders of at least 25% in principal amount of the

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Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Issuer.

          If an Event of Default occurs, the Trustee or, to the extent described in the related Prospectus Supplement, any credit enhancement provider may, and if so directed by holders of not less than 66-2/3% of the then outstanding principal amount of the Notes, shall, declare the unpaid principal amount of the related Notes to be immediately due and payable together with all accrued and unpaid interest thereon. If the Event of Default involves other than non-payment of principal or interest on the Notes, the Trustee may not sell the related Lease Receivables unless the sale is for an amount greater than or equal to the outstanding principal amount of the Notes unless directed to do so by the holders of 66-2/3% of the then outstanding principal amount of the Notes.

          Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any monies that may then be held or thereafter received by the Trustee will be applied in the order of priority set forth in the related Prospectus Supplement at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes.

          Each Indenture will provide that the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding or, if and to the extent described in the related Prospectus Supplement, any credit enhancement provider will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee security or indemnity satisfactory to the Trustee. Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

          Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value the Leases is less than or equal to 10% of the Discounted Present Value of the Leases in the related Asset Pool as of the original Cut-Off Date. The Issuer will give notice of redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for prepayment. Upon deposit of funds necessary to effect redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption.

                     Legal Aspects of the Lease Receivables

General

          The Leases will either be "chattel paper" as defined in the Uniform Commercial Code or Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. In connection with the creation of an Asset Pool, the Issuer, the Originator, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements with respect to the Leases to be made with the appropriate governmental authorities. Under the Assignment and Servicing Agreement, the Servicer will be obligated from time to time to take any actions necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.

          The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and provide that they are noncancellable by the Lessees.

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

          The Leases are full payoff leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against IOS Capital, as Originator or Servicer, the Issuer, or any other person or entity whatsoever.

          Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or insolvency, bankruptcy or appointment of a trustee or receiver for, the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following any applicable notice and cure period are generally to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligations to make scheduled payments) or recover damages of the breach thereof, to accelerate the balance of the remaining scheduled payments paid or to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit the proceeds against the Lessee's liabilities thereunder, these remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

UCC and Bankruptcy Considerations

          The Originator will transfer all the Originator's interest in the Equipment to the Seller. The Seller will assign its interest as secured party in the Equipment relating to the Leases to the Issuer, which in turn will pledge that interest to the Trustee for the benefit of the Noteholders. The Seller will not transfer any of its ownership interests in any of the Equipment. Because of this, the Trustee, on behalf of the Noteholders, will have no interest in or recourse to any of the Equipment other than by virtue of the security interest granted to the Issuer in the Seller's interest in the Equipment and the Issuer's pledge of that interest to the Trustee. As a result, the Trustee may be unable to foreclose on the Equipment in the event of a default by a Lessee on any Lease and Noteholders may experience delays in receiving payments and suffer a loss of their investment in the Notes. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, Equipment may be subject to a superior lien. In this case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims on behalf of the Issuer or Noteholders. In addition, in the event of bankruptcy of the Originator or the Seller, the security interest in the Equipment of the Issuer or Trustee may be subject to avoidance under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code").

          In the event of a default by the Lessee under a finance lease, the Servicer may take action to enforce the Non-Performing Lease by repossession and resale of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

          In the event of a default by the Lessee under a finance lease, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Assignment and Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment or re-lease such Equipment for the benefit of the Noteholders.

          Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

          In addition, because the market value of the equipment of the type subject to the Leases generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of a Lease may be less than the outstanding balance of the Lease Payments. Because of this, and because other
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

creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Non-Performing Lease in the event that the Servicer elects to repossess and sell the Equipment at any time.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of the Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-620(a). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code and related laws may interfere with or eliminate the ability of the Servicer, the Issuer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Issuer and/or Trustee could be prevented from continuing to collect payments due from or on behalf of the Lessee or exercising any remedies without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Issuer and/or Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

          In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of this type of lease or contract constitutes a breach of the lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein and in the related Prospectus Supplement. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Leases become Non-Performing Leases, no recourse would be available against the Originator (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease Payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

          In addition, certain of the Leases (but not in excess of 3% of the related Asset Pool) may be with governmental entities. Payment by governmental authorities of amounts due under these Leases may be contingent upon legislative approval. Further, the assignment of their payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the Equipment to less than the amount due on the related Lease.

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

                    Material Federal Income Tax Consequences

General

          The following discussion sets forth the material federal income tax consequences to investors of the purchase, ownership and disposition of the Notes. The opinion of Dewey Ballantine LLP, tax counsel to the Issuer ("Tax Counsel"), does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, may be subject to special rules that are not discussed below. In particular, this discussion applies only to institutional investors that purchase the Notes directly from the Issuer and hold the Notes as capital assets.

          The discussion that follows, and the opinion of Tax Counsel set forth below are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations promulgated thereunder as in effect on the date hereof, and existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.

Tax Characterization of the Issuer

          Tax Counsel is of the opinion that the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Tax Characterization of the Notes

          Although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, Tax Counsel is of the opinion that the Notes will be characterized as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be treated as ordinary income for federal income tax purposes. Noteholders using the accrual method of accounting may be required to report income for tax purposes when earned even if not paid, unless it is determined to be uncollectable. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Interest paid to a non-U.S. Noteholder will not be subject to United States federal income tax, provided the interest is not effectively connected with the Noteholder's trade or business in the United States.

          Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on the Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

          If, alternatively, the Notes were treated as an equity interest in the Issuer, the Issuer might be classified as a partnership, or as an association (or a publicly traded partnership) taxable as a corporation. If the Notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Lease Receivables by the partnership would be passed through to the Noteholders, as partners in a partnership according to their respective interests therein. The timing, amount and character of the income or expenses reportable by the Noteholders as partners in such a partnership could differ from the income or expenses reportable by the Noteholders as holders of indebtedness. If the Noteholders were treated as partners, a cash basis Noteholder might be required to report income when it accrues to the partnership rather than when it is received by the Noteholder. Moreover, if Notes were treated as interests in a partnership, an individual Noteholder's share of expenses of the partnership (such as Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual Noteholder's adjusted gross income, meaning that the individual Noteholder might be taxed on a greater amount of income than the stated interest on his or her Notes. Finally, if a Note were treated as a partnership interest, any taxable income allocated to a Noteholder that is a pension, profit sharing or employee benefit plan or otherwise tax-exempt, could constitute "unrelated business taxable income."

          If the Notes were treated as interests in an association (or a publicly traded partnership) taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Lease Receivables. Moreover, distributions by the entity on the Notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to Noteholders would probably be treated as dividend income to such Noteholders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Noteholders.

          Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Notes. Further, if the IRS were to contend successfully that the Notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign Noteholders. Investors are urged to consult their own tax advisors with regard to the potential application of those provisions.

Discount and Premium

          A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below. Beneficial owners who are required to include the interest income as it accrues may be required to report income for tax purposes in advance of receiving a corresponding cash contribution with which to pay the related tax.

          Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Notes is sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date relating to such series of Notes (the "Issuance Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under that Note. The stated redemption price at maturity of any other
Note is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first Payment Date over the interest that accrues for the period from the Issuance Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

          Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Issuance Date until the date on which each of those distributions is expected to be made by (ii) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to the distribution will be recognized.

       Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing Date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

       Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the Closing Date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occupied prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of the security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

       A subsequent purchaser of a Note that purchases it at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the Note, the daily portion of original issue discount with respect to the Note but reduced, if the cost of the Note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) that daily portion and (ii) a constant fraction, the numerator of which is that excess and the denominator of which is the sum of the daily portions of original issue discount on the Note for all days on or after the day of purchase.

       Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

       Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

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

       Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

       Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on a Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale or Exchange of Notes

       If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any original issue discount or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued original issue discount or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains. Gain realized by a Non-U.S. Noteholder on the disposition of the Notes will not be subjected to United States federal income tax unless (i) gain is effectively connected with the Noteholder's conduct of U.S. trade or business, or (ii) the Noteholder is an individual present in the U.S. for at least 183 days during the taxable year of disposition and certain other conditions are met.

Backup Withholding

       Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

       Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person " means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

       A foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, may be required to obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to obtain exemption from, or a reduced rate of, withholding under an income tax treaty. In the case of Notes held by a foreign partnership, (i) the certification described above may be provided by the partners rather than by the foreign partnership and (ii) the partnership must provide information, including a United States taxpayer identification number (see "Backup Withholding and Information Reporting" above). A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

State and Local Tax Consequences

       In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an Investment in the Notes.

                                     Ratings

       Each Class of Notes offered by this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. These ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Notes in accordance with the terms thereof. These ratings will neither address any prepayment or yield considerations applicable to any Notes nor constitute a recommendation to buy, sell or hold any Notes.

                              ERISA Considerations

       The Prospectus Supplement for each series of Notes will summarize considerations under ERISA relevant to the purchase of Notes of that series by employee benefit plans and individual retirement accounts.

                              Plan of Distribution

       The Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

       In connection with the sale of the Notes, underwriters may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the Issuer and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

       In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Any stabilizing, if commenced, may be discontinued at any time.

       The underwriting agreement pertaining to the sale of the Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all the Notes subject to that agreement if any are purchased and that, in limited circumstances, the Issuer will indemnify the underwriters and the underwriters will indemnify the Issuer against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

       Purchasers of Notes, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 Legal Opinions

       Certain legal matters will be passed upon for the Issuer by Don H. Liu, Esq., General Counsel of the Originator and IKON Office Solutions, the parent company of the Originator, and for the Underwriters by Dewey Ballantine LLP, New York, New York. As of the date of this Prospectus, Mr. Liu is a full-time employee and an officer of IKON Office Solutions and a beneficial owner of shares of common stock of IKON Office Solutions and options to purchase shares of common stock of IKON Office Solutions.

                                     Experts

       The balance sheet as of March 5, 2002 included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm in auditing and accounting.

                          Index To Financial Statements
                                                                          Page
                                                                          ----
Report of Independent Auditors                                              42

Balance Sheet of the Issuer as of March 5, 2002                             43

Notes to Balance Sheet                                                      44

                        Report of Independent Accountants


To the Board of Directors and Member
of IKON Receivable Funding, LLC

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of IKON Receivables Funding, LLC (Company) at March 5, 2002 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Philadelphia, PA
March 5, 2002

Exhibit 1

                          IKON RECEIVABLES FUNDING, LLC
                                  BALANCE SHEET

                                                          December 31,
                                                              2001
                                                        -----------------
                                      Assets
             Cash                                            $ 1,000
                                                             -------

                                Total assets                 $ 1,000
                                                             =======

                             Member's Equity

             Contributed capital                             $ 1,000
                                                             -------

                       Total member's equity                 $ 1,000
                                                             =======


             See notes to financial statements.

                          IKON RECEIVABLES FUNDING, LLC
                             NOTES TO BALANCE SHEET

                                  March 5, 2002


Note 1.   Organization
          ------------

          The Company is a special purpose Delaware limited liability company, all of the membership interests in which are held by IKON Receivables-2, LLC ("Sole Member"), also a special purpose Delaware limited liability company. All of the membership interests in the Sole Member are owned by IOS Capital, LLC ("IOSC"), a wholly owned finance subsidiary of IKON Office Solutions, Inc. ("IKON"), a publicly traded office technology company with fiscal 2001 revenues of $5.3 billion. The Company was organized in the State of Delaware on October 9, 2001 and is managed by IKON Receivables Funding, Inc. (the "Manager").

          The Company was organized to engage exclusively in the following business and financial activities: to purchase or acquire from IKON, or any subsidiary or affiliate of IKON, any right to payment, whether constituting an account, chattel paper, instrument or general intangible, and certain related property (other than equipment) and rights (collectively, "Lease Receivables"), and hold, sell, transfer, pledge or otherwise dispose of Lease Receivables or interests therein; to enter into any agreement related to any Lease Receivables that provides for the administration, servicing and collection of amounts due on such Lease Receivables and any interest rate hedging arrangements in connection therewith; to distribute Lease Receivables or proceeds from Lease Receivables and any other income to its Sole Member; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.

          Neither the Sole Member nor the Manager is liable for the debts, liabilities, contracts or other obligations of the Company solely by reason of being the Sole Member or Manager of the Company.

          The Company's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of the Sole Member, IOSC, or IKON, should any of these entities become subject to such a proceeding. The Company is legally separate from each of the foregoing entities and the assets of the Company, including, without limitation, the Lease Receivables, are not available to the creditors of the Sole Member, IOSC, or IKON.

Note 2.   Capital Contributions
          ---------------------

          The Sole Member made an initial capital contribution of $1,000 to the Company on March 5, 2002.

Note 3.   Income Taxes
          ------------

          As a limited liability company, the Company will be treated as a disregarded entity for tax purposes. The Company, the Sole Member and IOSC will be treated as a single entity for tax purposes. The Company's income and losses are passed through to the Sole Manager and, accordingly, no provision for income taxes has been recorded.

Note 4.   Registration Statement
          ----------------------

          At March 5, 2002, the Company was in the process of registering with the Securities and Exchange Commission to be able to issue up to $2.5 billion of its Lease-Backed Notes.

                                 Index Of Terms

       Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

1934 Act ...................................................................  17
Additional Account .........................................................  30
Additional Lease ...........................................................  23
Adjusted Lease .............................................................  23
Asset Pool .................................................................  12
Assignment and Servicing Agreement .........................................  13
Available Funds ............................................................  22
Bankruptcy Code ............................................................  33
Business Day ...............................................................  21
Casualty ...................................................................  22
Casualty Payment ...........................................................  22
Cede .......................................................................  24
CLAS .......................................................................  19
Code .......................................................................  35
Collection Account .........................................................  30
Commission .................................................................  17
Cut-off Date ...............................................................  12
Definitive Notes ...........................................................  26
Depositories ...............................................................  24
Discount Rate ..............................................................  15
Discounted Present Value of the Leases .....................................  15
Discounted Present Value of the Performing Leases ..........................  15
Distribution Account .......................................................  30
DTC ........................................................................  24
Due Period .................................................................  22
Early Termination Lease ....................................................  23
Eligible Account ...........................................................  30
Eligible Investments .......................................................  30
Eligible Leases ............................................................  14
Equipment ..................................................................  12
Euroclear Operator .........................................................  25
Events of Default ..........................................................  31
High Risk Review List ......................................................  19
IKON marketplaces ..........................................................  17
IKON Office Solutions ......................................................  17
Indirect Participants ......................................................  24
IOS Capital ................................................................  12
IRS ........................................................................  35
Issuer .....................................................................  12
Lease ......................................................................  12
Lease Payment ..............................................................  22
Lease Receivables ..........................................................  12
Lessee .....................................................................  12
Lessees ....................................................................  12
Manager ....................................................................  13
Non-Performing Leases ......................................................  23
Originator .................................................................  12
Originator's Leasing Business ..............................................  13
Participants ...............................................................  24
Payment Date ...............................................................  17
Pool Factor ................................................................  17

Pre-Funding Account ........................................................  30
Premium Note ...............................................................  38
Rating Agencies ............................................................  21
Rating Agency ..............................................................  21
Reserve Account ............................................................  30
Retainable Deposit .........................................................  22
Rules ......................................................................  25
Seller .....................................................................  12
Servicer ...................................................................  12
Servicer Advance ...........................................................  28
Servicer Events of Default .................................................  29
Servicing Fee ..............................................................  28
Substitute Lease ...........................................................  23
Tax Counsel ................................................................  35
Termination Payment ........................................................  23
Terms and Conditions .......................................................  25
Transaction Accounts .......................................................  30
Transaction Documents ......................................................  27
U.S. Person ................................................................  38
Warranty Lease .............................................................  23

================================================================================

           $634,800,000

          IKON Receivables

            Funding, LLC                                     $171,000,000
                                                           2.044% Class A-l
                                                         Lease-Backed Notes
     __________________________

         P R O S P E C T U S
         S U P P L E M E N T                                 $46,000,000
     __________________________                            2.91% Class A-2
                                                         Lease-Backed Notes
     Banc of America Securities LLC

            Lehman Brothers

                                                             $266,400,000
          Wachovia Securities                              3.90% Class A-3
                                                         Lease-Backed Notes

           Dated May 21, 2002

                                                             $151,400,000
                                                           4.68% Class A-4
                                                         Lease-Backed Notes

     Until 90 days after the date of this
     prospectus supplement, all dealers that
     effect transactions in the Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================